 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-239328
PROSPECTUS SUPPLEMENT
(to Prospectus dated July 1, 2020)
12,500,000 Shares
    5.25% Series A Mandatory Convertible Preferred Shares
This is a public offering of 5.25% Series A Mandatory Convertible Preferred Shares, no par value (the “convertible preferred shares”), of Clarivate Plc, a public limited company incorporated under the laws of Jersey, Channel Islands.
Concurrently with this offering of convertible preferred shares and pursuant to a separate prospectus supplement, we are offering to the public 28,846,154 ordinary shares and certain selling shareholders are offering to the public 9,615,384 ordinary shares (the “concurrent offering”). This offering is not contingent upon closing of the concurrent offering, or vice versa. The concurrent offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities in the concurrent offering. See “Concurrent Offering.” We intend to use our net proceeds from this offering and the concurrent offering to finance a portion of the purchase price for the ProQuest acquisition, which we announced on May 17, 2021. This offering and the concurrent offering are not contingent on consummation of the ProQuest acquisition and will close prior to consummation of the ProQuest acquisition. The ProQuest acquisition may be delayed or may not occur. If the ProQuest acquisition is not consummated, we intend to use the net proceeds received by us from the offerings for general corporate purposes, which may, at our option, include redemption of the convertible preferred shares.
Dividends on our convertible preferred shares will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 5.25% of the liquidation preference of $100.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in our ordinary shares, or in any combination of cash and ordinary shares, on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2021 and ending on, and including, June 1, 2024. Each of our convertible preferred shares has a liquidation preference of $100.00.
Each of our convertible preferred shares will automatically convert on the second business day immediately following the last trading day (as defined herein) of the Settlement Period (as defined herein) into between 3.2052 and 3.8462 of our ordinary shares (respectively, the “Minimum Conversion Rate” and “Maximum Conversion Rate”), each subject to anti-dilution adjustments. The number of our ordinary shares issuable on conversion of the convertible preferred shares will be determined based on the Average VWAP (as defined herein) per ordinary share over the 30 consecutive trading day period (the “Settlement Period”) commencing on, and including, the 31st scheduled trading day immediately preceding June 1, 2024. At any time prior to June 1, 2024, holders may elect to convert each convertible preferred share into ordinary shares at the Minimum Conversion Rate. If you elect to convert any convertible preferred shares during a specified period beginning on the effective date of a Fundamental Change (as defined herein), such convertible preferred shares will be converted into ordinary shares at the Fundamental Change Conversion Rate (as defined herein), and you will also be entitled to receive a Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount (each as defined herein).
As described herein, we will have the option to redeem the convertible preferred shares, in whole but not in part, at the redemption amount set forth herein if consummation of the ProQuest acquisition has not occurred on or prior to November 8, 2021 or if, prior to such date, an Acquisition Termination Event (as defined herein) occurs. If we do not consummate the ProQuest acquisition, we may decide not to exercise our acquisition termination redemption option, in which case the net proceeds from this offering would be available for general corporate purposes. Accordingly, if you decide to purchase the convertible preferred shares in this offering, you should be willing to do so whether or not we complete the ProQuest acquisition.
Prior to this offering, there has been no public market for our convertible preferred shares. We have applied to list the convertible preferred shares on the New York Stock Exchange (“NYSE”) under the symbol “CLVT PR A.” Our ordinary shares are listed on NYSE under the symbol “CLVT.” On June 9, 2021, the closing price of the ordinary shares on NYSE was $26.39 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in our convertible preferred shares involves risks. See “Risk Factors” beginning on page S-25 of this prospectus supplement and “Risk Factors” beginning on page 21 of our Annual Report on Form 10-K/A for the year ended December 31, 2020, which is incorporated by reference herein.
	Per Share	Total
Public offering price	$100.00	$1,250,000,000
Underwriting discounts and commissions(1)	$3.00	$37,500,000
Proceeds, before expenses, to Clarivate	$97.00	$1,212,500,000

(1)
See “Underwriting” for a description of all compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to an additional 1,875,000 convertible preferred shares within 30 days from the date of this prospectus supplement at the public offering price less underwriting discounts and commissions, solely to cover over-allotments.
The underwriters expect to deliver the convertible preferred shares to purchasers on or about June 14, 2021 through the book-entry facilities of The Depository Trust Company.
Sole Global Coordinator and Joint Book-Running Manager
Citigroup
Joint Book-Running Managers
BofA Securities		RBC Capital Markets
Barclays	HSBC	J.P. Morgan
Financial Advisor to Clarivate
Evercore Partners
The date of this prospectus supplement is June 9, 2021.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates.
For investors outside the United States:   Neither we nor the underwriters have done anything that would permit our offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of convertible preferred shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Prospectus Supplement
Prospectus

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein and therein) includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the ProQuest acquisition, anticipated cost savings and synergies, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
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our ability to make, consummate and integrate acquisitions, including the ProQuest acquisition, and realize any expected benefits or effects of any acquisitions or the timing, final purchase price, costs associated with achieving synergies or integration or consummation of any acquisitions, including the ProQuest acquisition;

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any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;

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our ability to maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards, macroeconomic market conditions and changing regulatory requirements;

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our loss of, or inability to attract and retain, key personnel;

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our ability to comply with applicable data protection and privacy laws;

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the effectiveness of our business continuity plans;

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our dependence on third parties, including public sources, for data, information and other services, and our relationships with such third parties;

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increased accessibility to free or relatively inexpensive information sources;

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our ability to derive fully the anticipated benefits from organic growth, existing or future acquisitions, joint ventures, investments or dispositions;

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our ability to compete in the highly competitive industry in which we operate, and potential adverse effects of this competition;

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our ability to maintain high annual revenue renewal rates;

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the strength of our brand and reputation;

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our exposure to risk from the international scope of our operations, and our exposure to potentially adverse tax consequences from the international scope of our operations and our corporate and financing structure;

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our substantial indebtedness, which could adversely affect our business, financial condition, and results of operations;

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volatility in our earnings due to changes in the fair value of our outstanding warrants each period; and

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other factors beyond our control.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2020, and incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus supplement, accompanying prospectus and other information incorporated by reference in this prospectus supplement and accompanying prospectus carefully, before deciding to invest in our convertible preferred shares as well as the underlying ordinary shares. Some of the statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note on Forward-Looking Statements” for more information.
The Company
We are a leading global information services and analytics company serving the scientific research, intellectual property and life sciences end-markets. We provide structured information and analytics to facilitate the discovery, protection and commercialization of scientific research, innovations and brands.
Clarivate Plc is organized under the laws of Jersey, Channel Islands. Our registered office is located at 4th Floor, St Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our principal business offices are located at Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, where our main telephone number is +44 207 433 4000. We maintain a website at www.clarivate.com. The information contained in or accessible through our website is not incorporated by reference in, and should not be considered part of, this prospectus supplement and the accompanying prospectus.
The terms “Clarivate,” the “Company,” “we,” “us” and “our” refer to Clarivate Plc.
Recent Developments
Agreement to Acquire ProQuest
On May 17, 2021, we announced our agreement to acquire ProQuest, a leading global software, data and analytics provider to academic, research and national institutions, from Cambridge Information Group (“CIG”), Atairos and certain other equityholders for approximately $4.0 billion in cash, including the refinancing of approximately $1.0 billion of ProQuest debt, and 46,910,923 Clarivate ordinary shares, representing approximately 7% pro forma fully diluted ownership of Clarivate. We have obtained a $4.0 billion unsecured bridge facility from affiliates of the underwriters to provide certainty of funds in respect of the cash component of the purchase price. See “Underwriting.” Closing of the ProQuest acquisition is subject to customary conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Closing is expected to occur in the third quarter of 2021.
At closing, Andrew M. Snyder, Chairman and CEO of CIG, and Michael J. Angelakis, Chairman and CEO of Atairos, will be appointed to the Clarivate board of directors. Mr. Snyder will serve as Vice Chairman of the board.
Also at closing, Clarivate will enter into an amendment to its existing Registration Rights Agreement in order to provide the ProQuest seller group with rights to require Clarivate to register their ordinary shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the amendment, the ProQuest seller group will agree not to dispose of their Clarivate ordinary shares until the first anniversary of the closing date, subject to certain adjustments and exceptions, and CIG will further agree to extend these lock-up restrictions to half of its Clarivate ordinary shares until the second anniversary of the closing date.
Concurrent Offering
In the concurrent offering we are offering to the public 28,846,154 ordinary shares and certain selling shareholders are offering to the public 9,615,384 ordinary shares. This offering is not contingent upon closing of the concurrent offering, or vice versa. The concurrent offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities in the concurrent offering. See “Concurrent Offering.”
We intend to use our net proceeds from this offering and the concurrent offering to finance a portion of the purchase price for the ProQuest acquisition. This offering and the concurrent offering are not contingent on consummation of our acquisition of ProQuest and will close prior to consummation of the ProQuest acquisition. The ProQuest acquisition may be delayed or may not occur. If the ProQuest acquisition is not consummated, we intend to use the net proceeds received by us from the offerings for general corporate purposes. However, if the ProQuest acquisition has not closed by November 8, 2021, is terminated any time prior thereto or we determine in our reasonable judgment that the ProQuest acquisition will not occur, we will have the right (but not the obligation) to redeem the convertible preferred shares. In addition, if the concurrent offering is not consummated or is reduced in size, we may incur additional indebtedness or borrow under our committed bridge facility to fund the remaining portion of the cash purchase price of the ProQuest acquisition. See “Use of Proceeds.”

THE OFFERING
This summary highlights certain terms of the offering but does not contain all information that may be important to you. We encourage you to read this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.
Convertible preferred shares offered by Clarivate
12,500,000 5.25% Series A Mandatory Convertible Preferred Shares, no par value.
Option to purchase additional convertible preferred shares
We have granted the underwriters the option to purchase up to an additional 1,875,000 convertible preferred shares, within 30 days from the date of this prospectus supplement at the public offering price less underwriting discounts and commissions, solely to cover over-allotments.
Number of convertible preferred shares to be outstanding after this offering
12,500,000 shares (or 14,375,000 shares if the underwriters exercise their over-allotment option to purchase additional shares in full).
Concurrent offering
Concurrently with this offering of convertible preferred shares and pursuant to a separate prospectus supplement, we are offering to the public 28,846,154 ordinary shares and certain selling shareholders are offering to the public 9,615,384 ordinary shares. The closing of this offering of convertible preferred shares is not contingent upon the closing of the concurrent offering, and the closing of the concurrent offering is not contingent upon the closing of this offering of convertible preferred shares. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent offering. See “Concurrent Offering.”
Ordinary shares to be outstanding immediately after this offering and the concurrent offering
696,206,963 ordinary shares (assuming full exercise of the underwriters’ option to purchase additional convertible preferred shares and conversion of the convertible preferred shares into the maximum possible number of ordinary shares (but assuming further that all dividends are paid on the convertible preferred shares in full in cash)).
Public offering price
$100.00 per convertible preferred share
Liquidation preference
$100.00 per convertible preferred share
Dividends
5.25% of the liquidation preference of $100.00 per convertible preferred share per year.
Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date of the convertible preferred shares, and, when, as and if our board of directors, or an authorized committee thereof, declares a dividend payable with respect to the convertible preferred shares, we will pay such dividend in cash, by delivery of our ordinary shares or through any combination of cash and our ordinary shares, as determined by us in our sole discretion (subject to certain limitations); provided that any unpaid dividends will continue to accumulate.
If declared, dividends will be payable on the dividend payment dates (as described below) to holders of record at the close of business on the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding the relevant dividend payment date of March 1, June 1, September 1 or December 1, as applicable (each a “Regular Record Date”), whether or not such holders early convert their convertible preferred shares, or such convertible preferred shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $1.1229 per convertible preferred share. Each subsequent dividend is expected to be $1.3125 per convertible preferred share. See “Description of Convertible Preferred Shares—Dividends.”
We will make each payment of a declared dividend on the convertible preferred shares in cash, except to the extent we elect to make all or any portion of such payment in our ordinary shares. If we elect to make any payment of a declared dividend, or any portion thereof, in our ordinary shares, such shares shall be valued for such purpose at the Average VWAP per ordinary share (as defined under “Description of Convertible Preferred Shares—Mandatory Conversion—Definitions”) over the five consecutive trading day period ending on, and including, the trading day immediately preceding the applicable dividend payment date, or the “Average Price,” multiplied by 97%. Notwithstanding the foregoing, in no event will the number of our ordinary shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the declared dividend divided by $9.10, which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as described below) (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of the number of ordinary shares delivered in connection with such declared dividend and 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, notwithstanding any notice by us to the contrary, pay such excess amount in cash. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
The “Initial Price” is calculated by dividing $100.00 by the Maximum Conversion Rate of 3.8462 ordinary shares, and initially is approximately equal to the per share public offering price of our ordinary shares in the concurrent offering. The closing price of our ordinary shares on NYSE on June 9, 2021 is set forth on the cover page.
Dividend payment dates
March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2021 and ending on, and including, June 1, 2024.
Acquisition Termination Redemption
If the ProQuest acquisition has not closed on or prior to 5:00 p.m., New York City time, on November 8, 2021 or if the ProQuest acquisition agreement is terminated any time prior thereto or we determine in our reasonable judgment that the ProQuest acquisition will not occur, we may, at our option, give notice of acquisition termination redemption to the holders of the convertible preferred shares. If we provide such notice, then, on the Acquisition Termination Redemption Date (as defined herein), we will redeem the convertible preferred shares, in whole but not in part, at a redemption amount per convertible preferred share equal to the Acquisition Termination Make-whole Amount (as described herein).
Mandatory Conversion Date
The second business day immediately following the last trading day of the Settlement Period (as defined herein). The Mandatory Conversion Date is expected to be June 1, 2024.
Mandatory conversion
Upon conversion on the Mandatory Conversion Date, each outstanding convertible preferred share, unless previously converted or redeemed, will automatically convert into a number of our ordinary shares equal to not more than 3.8462 ordinary shares, or the “Maximum Conversion Rate,” and not less than 3.2052 ordinary shares, or the “Minimum Conversion Rate,” in each case, depending on the Applicable Market Value of our ordinary shares, as described below, and subject to certain anti-dilution adjustments.

The “Applicable Market Value” of our ordinary shares is the Average VWAP per ordinary share over the 30 consecutive trading day period commencing on, and including, the 31st scheduled trading day immediately preceding June 1, 2024, or the “Settlement Period.” The conversion rate will be calculated as described under “Description of Convertible Preferred Shares—Mandatory Conversion,” and the following table illustrates the conversion rate per convertible preferred share, subject to certain anti-dilution adjustments.
Assumed Applicable Market Value of our ordinary shares	Conversion rate (number of our ordinary shares issuable upon conversion of each convertible preferred share)
Greater than the Threshold Appreciation Price	3.2052 ordinary shares
Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 3.2052 and 3.8462 ordinary shares, determined by dividing $100.00 by the Applicable Market Value
Less than the Initial Price	3.8462 ordinary shares
The “Threshold Appreciation Price” is calculated by dividing $100.00 by the Minimum Conversion Rate of 3.2052 ordinary shares, and initially is approximately equal to $31.20, which represents an approximately 20% appreciation over the Initial Price. If, on or prior to June 1, 2024, we have not declared all or any portion of the accumulated and unpaid dividends on the convertible preferred shares, the conversion rate will be adjusted so that holders receive upon conversion of the convertible preferred shares on the Mandatory Conversion Date an additional number of our ordinary shares equal to (i) the amount of such accumulated and unpaid dividends that have not been declared (such amount, the “Additional Conversion Amount”), divided by (ii) the greater of (A) the Floor Price and (B) 97% of the Average Price (calculated using June 1, 2024 as the applicable dividend payment date). To the extent that the Additional Conversion Amount exceeds the product of the number of additional ordinary shares and 97% of such Average Price, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash pro rata to the holders of the convertible preferred shares. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
Early conversion at the option of the
holder
Other than during a Fundamental Change Conversion Period (as defined herein), at any time prior to June 1, 2024, holders of the convertible preferred shares have the right to elect to convert their convertible preferred shares, in whole or in part (but in no event less than one convertible preferred share), at the Minimum Conversion Rate as described under “Description of Convertible Preferred Shares—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments.
If, as of the conversion date of any early conversion, or the “Early Conversion Date,” we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the dividend payment date immediately prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their convertible preferred shares at such time receive upon early conversion of the convertible preferred shares an additional number of our ordinary shares equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods, or the “Early Conversion Additional Conversion Amount,” divided by the greater of (i) the Floor Price and (ii) the Average VWAP per ordinary share over the 30 consecutive trading day period commencing on and including the 31st scheduled trading day immediately preceding the Early Conversion Date, or the “Early Conversion Average Price.” To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver ordinary shares in respect of such shortfall.
Conversion at the option of the holder upon a Fundamental Change; Fundamental Change Dividend Make-Whole Amount
If a “Fundamental Change” (as defined under “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to June 1, 2024, holders of the convertible preferred shares will have the right, during the Fundamental Change Conversion Period (as defined under “Description of Convertible Preferred Shares—Conversion at the Option of the Holder

upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), to convert their convertible preferred shares, in whole or in part (but in no event less than one convertible preferred share), into ordinary shares (as described in “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) at the “Fundamental Change Conversion Rate.” The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change and the price paid (or deemed paid) per ordinary share in such Fundamental Change.
Holders who convert their convertible preferred shares during the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-whole Amount” equal to the present value (computed using a discount rate of 5.25% per annum) of all remaining dividend payments on their convertible preferred shares (excluding any Accumulated Dividend Amount (as defined under “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount”)) from and including such effective date to, but excluding, June 1, 2024. We may elect to pay the Fundamental Change Dividend Make-whole Amount in cash, ordinary shares or a combination thereof. If we elect to pay the Fundamental Change Dividend Make-whole Amount in ordinary shares in lieu of cash, the number of ordinary shares that we will deliver will equal (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per ordinary share in the Fundamental Change.
In addition, to the extent that the Accumulated Dividend Amount exists as of the effective date of the Fundamental Change, holders who convert their convertible preferred shares within the Fundamental Change Conversion Period will be entitled to receive, upon conversion, such Accumulated Dividend Amount in cash (to the extent we are legally permitted to do so), ordinary shares or any combination thereof, at our election. If we elect to pay the Accumulated Dividend Amount in ordinary shares in lieu of cash, the number of ordinary shares that we will deliver will equal (x) the Accumulated Dividend

Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per ordinary share in the transaction resulting in such Fundamental Change.
To the extent that the sum of the Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount or any portion thereof paid by delivering ordinary shares exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the price paid or deemed paid per ordinary share in the transaction resulting in the relevant Fundamental Change, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in ordinary shares), in whole or in part, due to limitations of applicable Jersey law, the Fundamental Change Conversion Rate will instead be increased by a number of ordinary shares equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the price paid (or deemed paid) per ordinary share in the Fundamental Change. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per ordinary share in the Fundamental Change, we will not have any obligation to pay the shortfall in cash.
See “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount.”
Voting rights of convertible preferred
shares
Except as specifically required by applicable Jersey law or by our amended and restated memorandum and articles of association from time to time, the holders of convertible preferred shares will have no voting rights.
Whenever dividends on any convertible preferred shares have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the convertible preferred shares and ending on, but excluding, September 1, 2021), whether or not for consecutive dividend periods, the holders of the convertible preferred shares, voting together as a single class with holders of any and all other series of preferred shares ranking equally with the convertible preferred shares and having similar voting rights, will be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders, to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described herein.
So long as any convertible preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding convertible preferred shares, voting as a separate class, (i) issue, authorize, create, or increase the authorized amount of, any Senior Shares (as defined below), (ii) amend, alter or repeal the provisions of our amended and restated memorandum and articles of association or the statement of rights with respect to the convertible preferred shares so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred shares or (iii) consummate a binding share exchange or reclassification involving the convertible preferred shares or a merger or consolidation of us with another entity unless the convertible preferred shares remain outstanding or are converted into or exchanged for preference securities with terms not materially less favorable to holders, taken as a whole, in each case, subject to certain limitations described herein.
See “Description of Convertible Preferred Shares—Voting Rights.”
Ranking
The convertible preferred shares, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:
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senior to (i) our ordinary shares and (ii) each other class or series of our share capital established after the first original issue date of the convertible preferred shares, the terms of which do not expressly provide that such class or series ranks either (x) senior to the convertible preferred shares as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the convertible preferred shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively;
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on parity with any class or series of our share capital established after the first original issue date of the convertible preferred shares the terms of which expressly provide that such class or series will rank on parity with the convertible preferred shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively;

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junior to each class or series of our share capital established after the first original issue date of the convertible preferred shares the terms of which expressly provide that such class or series will rank senior to the convertible preferred shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively; and

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junior to our and our subsidiaries’ existing and future indebtedness.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the convertible preferred shares will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. For information concerning the ranking of the convertible preferred shares, see “Description of Convertible Preferred Shares—Ranking.”
As of March 31, 2021, we had total outstanding indebtedness of approximately $3.5 billion, and no outstanding preferred shares. Assuming we raise aggregate gross proceeds of $2.0 billion in this offering and the concurrent offering, we expect to incur an additional approximately $2.0 billion in debt in order to finance the ProQuest acquisition. We have the ability to, and may, incur additional indebtedness in the future.
Use of proceeds
We expect to receive approximately $1.211 billion in net proceeds from our sale of convertible preferred shares in this offering, or approximately $1.393 billion if the underwriters exercise in full their option to purchase additional convertible preferred shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use our net proceeds from this offering and the concurrent offering to finance a portion of the purchase price for the ProQuest acquisition. This offering and the concurrent offering are not contingent on consummation of our acquisition of ProQuest and will close prior to consummation of the ProQuest acquisition. The ProQuest acquisition may be delayed or may not occur. If the ProQuest acquisition is not consummated, we intend to use the net proceeds received by us from the offerings for general corporate purposes. See “Use of Proceeds.” However, if the ProQuest acquisition has not closed by November 8, 2021, the ProQuest acquisition agreement is terminated any time prior thereto or we determine in our reasonable judgment that the ProQuest acquisition will not occur, we will have the right, but not the obligation, to redeem the convertible preferred shares.
U.S. Federal Income Tax Considerations
The material U.S. federal income tax considerations of owning and disposing of the convertible preferred shares and any ordinary shares received upon conversion thereof are described in “Tax Considerations—U.S. Federal Income Tax Considerations.”
Listing
We have applied to list the convertible preferred shares on NYSE under the symbol “CLVT PR A.” Our ordinary shares are listed on NYSE under the symbol “CLVT.”
Lock-up agreements
We, the members of our board of directors, our executive officers and certain shareholders have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any ordinary shares or securities convertible into or exchangeable or exercisable for ordinary shares during the 45-day period following the date of this prospectus supplement, subject to customary exclusions including that we may consummate the concurrent offering. In addition, for certain of our other shareholders, we have agreed not to waive their lock-up restrictions under our investor rights agreement during the 45-day period following the date of this prospectus supplement. We intend to file a “shelf” registration statement on Form S-3 with the SEC shortly after completion of this offering, but this registration statement, once declared effective, would not be made available under the current terms of the lock-up agreements for the issuance or resale of any securities that are subject to these lock-up agreements while they remain in effect. See “Underwriting.”
Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent
Continental Stock Transfer & Trust Company is the transfer agent, registrar, conversion agent and dividend disbursement agent for the convertible preferred shares.
Risk factors
See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before deciding to invest in our convertible preferred shares.
The number of ordinary shares to be outstanding after this offering is based on 612,071,684 ordinary shares outstanding as of June 2, 2021, and excludes, except where indicated:
•
6,158,446 ordinary shares issuable upon the exercise of options outstanding under our 2019 Incentive Award Plan as of June 2, 2021 which are exercisable at various prices ranging from $6.61 to $37.48 per ordinary share;

•
3,281,011 ordinary shares underlying restricted stock units that were granted under our 2019 Incentive Award Plan as of June 2, 2021;

•
1,401,043 ordinary shares underlying performance stock units that were granted under our 2019 Incentive Award Plan as of June 2, 2021;

•
17,813,826 ordinary shares issuable upon exercise of outstanding warrants at an exercise price of $11.50 per ordinary share as of June 2, 2021;

•
46,910,923 ordinary shares to be issued to the ProQuest sellers on consummation of the ProQuest acquisition; and

•
79,869,453 ordinary shares to be reserved for issuance upon conversion of the convertible preferred shares being offered by us in this offering (assuming (i) the full exercise by the underwriters of their option to purchase additional convertible preferred shares and (ii) that all dividends on the convertible preferred shares are paid through an increase in the conversion rate upon mandatory conversion (with the additional ordinary shares corresponding to such increase valued at the Floor Price)).

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their options to purchase additional convertible preferred shares or ordinary shares in this offering or the concurrent offering.

SUMMARY HISTORICAL, COMBINED PRO FORMA AND OTHER FINANCIAL INFORMATION
The summary historical, combined pro forma and other financial information set forth below has been derived from:
•
our audited consolidated financial statements as of and for the years ended December 31, 2020, 2019 and 2018, and unaudited interim consolidated financial statements as of and for the three months ended March 31, 2021 and 2020, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and incorporated by reference into this prospectus supplement, and

•
our combined pro forma financial information as of and for the year ended December 31, 2020 and the three months ended March 31, 2021, also incorporated by reference into this prospectus supplement.

In the opinion of management, the interim financial statements and interim combined pro forma financial information reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results and information for the interim periods covered thereby. The results of operations for any interim period are not necessarily indicative of the results to be expected for a full year or any future period.
The combined pro forma financial information is presented in this prospectus supplement subject to the detailed bases, explanations and assumptions incorporated herein by reference to our Current Report on Form 8-K filed on June 8, 2021 and should be read in conjunction therewith. The combined pro forma financial information is not necessarily indicative of what our results of operations would have been if the ProQuest and other acquisitions described therein had been consummated on January 1, 2020 or of the results to be expected for any future period.
The other information set forth below includes the non-GAAP financial measures Adjusted revenue, Adjusted EBITDA and Adjusted EBITDA margin. Non-GAAP financial measures are not presentations made in accordance with GAAP and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial measures are provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures is a recognized term under GAAP. They are not measures of financial condition or liquidity, and should not be considered as alternatives to results of operations for the relevant period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, results of operations or other financial measures calculated or determined in accordance with GAAP. We use non-GAAP financial measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies like us. These measures can be useful in evaluating our performance against our peers, although non-GAAP measures have limitations as analytical tools because, among other things, companies do not use identical calculations and our non-GAAP financial measures may not be comparable to other companies’ similarly titled measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.
Amounts in tables may not sum due to rounding.

Summary Historical Financial Information
	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(audited)			(unaudited)
	(in millions)
Revenues, net	$1,254.0	$974.3	$968.5	$428.4	$240.6
Operating costs and expenses
Cost of revenues	(429.3)	(352.0)	(430.3)	(138.7)	(82.7)
Selling, general and administrative costs	(523.6)	(475.0)	(413.0)	(111.3)	(133.1)
Depreciation	(12.7)	(9.2)	(9.4)	(3.3)	(2.3)
Amortization	(290.4)	(191.4)	(227.8)	(128.3)	(49.1)
Impairment on assets held for sale	—	(18.4)	—	—	—
Restructuring and impairment	(47.6)	(15.7)	—	(64.7)	(7.8)
Other operating income (expense), net	52.4	4.8	6.4	(16.2)	6.0
Total operating expenses	(1,251.2)	(1,056.8)	(1,074.2)	(462.6)	(268.9)
Income (loss) from operations	2.8	(82.5)	(105.7)	(34.2)	(28.3)
Mark to market adjustment on financial instruments	(205.1)	(47.7)	—	51.2	(55.6)
Legal settlement	—	39.4	—	—	—
Income (loss) before interest expense and income tax	(202.3)	(90.7)	(105.7)	17.0	(83.9)
Interest expense and amortization of debt discount, net	(111.9)	(157.7)	(130.8)	(37.4)	(30.9)
Loss before income tax	(314.2)	(248.4)	(236.5)	(20.4)	(114.9)
Benefit (provision) for income taxes	2.3	(10.2)	(5.6)	(3.6)	(14.8)
Net loss	$(311.9)	$(258.6)	$(242.2)	$(24.0)	$(129.6)
Per share
Basic and diluted	$(0.73)	$(0.94)	$(1.11)	$(0.04)	$(0.38)
Weighted-average ordinary shares outstanding
Basic and diluted	428,600,690	273,883,342	217,472,870	608,598,235	343,129,833

Summary Combined Pro Forma Financial Information
	Year Ended December 31, 2020	Three Months Ended March 31, 2021
	(in millions)
Revenues, net	$2,495.8	$647.9
Operating costs and expenses
Cost of revenues	(911.6)	(222.7)
Selling, general and administrative costs	(1,176.1)	(189.5)
Depreciation	(31.7)	(6.8)
Amortization	(654.2)	(173.9)
Restructuring and impairment	(53.5)	(64.7)
Other operating income (expense), net	31.7	—
Total operating expenses	(2,795.4)	(657.7)
Income (loss) from operations	(299.6)	(9.8)
Mark to market adjustment on financial instruments	(205.1)	51.2
Legal settlement	(0.8)	—
Income (loss) before interest expense and income tax	(505.4)	41.4
Interest expense, (net)	(267.6)	(63.6)
Loss before income tax	(773.0)	(22.2)
Provision (benefit) for income taxes	28.3	(6.0)
Net income (loss)	$(744.7)	$(28.2)
Other Financial Information
	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(in millions)
Adjusted revenues(1)	$1,277.1	$974.8	$951.2	$431.5	$242.5
Adjusted EBITDA(2)	486.6	294.1	272.9	164.8	78.2
Adjusted EBITDA margin(3)	38.1%	30.2%	28.7%	38.2%	32.2%
Capital expenditures	107.7	69.8	45.4	33.0	19.4

(1)
Adjusted revenues normalizes for the impact of purchase accounting adjustments to deferred revenues and the impact of divestments. The following table reconciles net revenues to Adjusted revenues for the periods presented:

	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(in millions)
Revenues, net	$1,254.0	$974.3	$968.5	$428.4	$240.6
Deferred revenues adjustment(a)	23.1	0.4	3.2	3.0	1.9
IPM product line(b)	—	—	(20.4)	—	—
Adjusted revenues	1,277.1	974.8	951.2	431.5	242.5

(a)
Reflects the deferred revenues adjustment made as a result of purchase accounting.

(b)
Reflects the revenue generated by the IPM product line for the year ended December 31, 2018. We sold the IPM product line in October 2018.

(2)
Adjusted EBITDA represents net (loss) income before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash, legal settlements, mark-to-market adjustments on financial instruments and other items that are included in net income for the period that we do not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. The following table reconciles loss from operations to Adjusted EBITDA for the periods presented:

	Year Ended December 31,			Three Months Ended March 31,
	2020	2019	2018	2021	2020
	(in millions)
Net loss	$(311.9)	$(258.6)	$(242.2)	$(24.0)	$(129.6)
Provision for income taxes	(2.3)	10.2	5.6	3.6	14.8
Depreciation and amortization	303.2	200.5	237.2	131.7	51.4
Interest expense and amortization of debt discount, net	111.9	157.7	130.8	37.4	30.9
Transition services agreement costs(a)	0.7	10.5	55.8	—	1.6
Transition, transformation and integration expense(b)	3.4	24.4	69.2	—	2.2
Deferred revenues adjustment(c)	23.1	0.4	3.2	3.0	1.9
Transaction related costs(d)	97.5	46.2	2.5	(26.6)	26.7
Share-based compensation expense	41.7	51.4	13.7	10.7	17.5
Gain on sale of Techstreet	(28.1)	—	—	—	—
Gain on sale of IPM product line	—	—	(36.1)	—	—
IPM adjusted operating margin	—	—	(5.9)	—	—
Tax indemnity asset	—	—	33.8	—	—
Restructuring and impairment(e)	47.6	15.7	—	64.7	7.8
Mark-to-market adjustment on financial instruments(f)	205.1	47.7	—	(51.2)	55.6
Legal settlement	—	(39.4)	—	—	—
Impairment on assets held for sale	—	18.4	—	—	—
Other(g)	(5.2)	9.0	5.2	15.6	(2.5)
Adjusted EBITDA	486.6	294.1	272.9	164.8	78.2
Adjusted EBITDA margin	38.1%	30.2%	28.7%	38.2%	32.2%

(a)
In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor.

(b)
Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in transition, integration, and other line-items of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
(c)
Reflects the deferred revenues adjustment as a result of purchase accounting.

(d)
Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark-to-market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark-to-market adjustment associated with the CPA phantom share liability plan.

(e)
Reflects costs related to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.

(f)
Reflects mark-to-market adjustments on financial instruments under Accounting Standards Codification 815, Derivatives and Hedging (ASC 815). Warrant instruments that do not meet the criteria to be considered indexed to an entity’s own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.

(g)
Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

(3)
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted revenues.

Summary of Risk Factors
Please see our existing risk factors, incorporated by reference herein, for important details regarding the risk factors summarized below:
•
We may not consummate the ProQuest acquisition, and this offering is not conditioned on consummation of the ProQuest acquisition.

•
We may be unable to derive fully the anticipated benefits from organic growth, existing or future acquisitions, joint ventures, investments or dispositions, including anticipated revenue and cost synergies, and costs associated with achieving synergies or integrating such acquisitions may exceed our expectations.

•
Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could adversely impact our business.

•
You will bear the risk of a decline in the market price of our ordinary shares between the pricing date for the convertible preferred shares and the Mandatory Conversion Date.

•
Purchasers of our convertible preferred shares may not realize any or all of the benefit of an increase in the market price of our ordinary shares. The opportunity for equity appreciation provided by your investment in the convertible preferred shares is less than that provided by a direct investment in our ordinary shares.

•
The market price of our ordinary shares has been and could remain volatile and will directly affect the market price for our convertible preferred shares.

•
The convertible preferred shares are subject to redemption in whole, but not in part, at our option if the ProQuest acquisition is not consummated on or prior to the close of business on November 8, 2021 or if an Acquisition Termination Event occurs.

•
The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.

•
The Fixed Conversion Rates of the convertible preferred shares may not be adjusted for all dilutive events that may adversely affect the market price of the convertible preferred shares or the ordinary shares issuable upon conversion of the convertible preferred shares.

•
Regulatory actions may adversely affect the trading price and liquidity of the convertible preferred shares.

•
You will have no rights with respect to our ordinary shares until the convertible preferred shares are converted, but you may be adversely affected by certain changes made with respect to our ordinary shares.

•
You will have no voting rights with respect to the convertible preferred shares except under limited circumstances.

•
The convertible preferred shares will rank junior to all of our and our subsidiaries’ consolidated liabilities.

•
Our ability to declare and pay dividends on our share capital, including the convertible preferred shares may be limited.

•
You may be subject to tax upon an adjustment to the conversion rate of the convertible preferred shares or upon a distribution paid in ordinary shares even though you do not receive a corresponding cash distribution.

•
Certain rights of the holders of the convertible preferred shares could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of convertible preferred shares to exercise their rights associated with a potential Fundamental Change.

•
An active trading market for the convertible preferred shares does not exist and may not develop.

•
If our products and services do not maintain and/or achieve broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards, macroeconomic market conditions and changing regulatory requirements, our revenues could be adversely affected.

•
The loss of, or the inability to attract and retain, key personnel could impair our future success.

•
Our collection, storage and use of personal data are subject to applicable data protection and privacy laws, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action.

•
Our business continuity plans may not be effective against events that may adversely impact our business.

•
We are dependent on third parties, including public sources, for data, information and other services, and our relationships with such third parties may not be successful or may change, which could adversely affect our results of operations.

•
Increased accessibility to free or relatively inexpensive information sources may reduce demand for our products and services.

•
We operate in a highly competitive industry and we may be adversely affected by competition and other changes in our markets.

•
We generate a significant percentage of our revenues from recurring subscription-based arrangements and highly predictable re-occurring transactional arrangements. If we are unable to maintain a high annual revenue renewal rate, our results of operations could be adversely affected.

•
Our brand and reputation are key assets and competitive advantages of our company and our business may be affected by how we are perceived in the marketplace.

•
The international scope of our operations may expose us to increased risk, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences.

•
We rely upon a third party cloud computing service to support our operations, and any disruption of or interference with our use of such service or material change to our arrangement with this provider could adversely affect our business.

•
If governments or their agencies reduce their demand for our products or services or discontinue or curtail their funding, our business may suffer. Moreover, if we fail to comply with government contracting regulations, we could suffer a loss of revenues or incur price adjustments or other penalties.

•
Actions by governments that restrict access to our platform in their countries could substantially harm our business and financial results.

•
We may face IP infringement claims that could be costly to defend and result in our loss of significant rights.

•
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

•
Our indebtedness could adversely affect our business, financial condition, and results of operations.

•
Our outstanding warrants are accounted for as liabilities and are recorded at fair value with changes in fair value each period reported in earnings, which may cause volatility in our earnings and thus may have an adverse effect on the market price of our ordinary shares.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described below, as well as those described under “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2020, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances.
Risks Related to the ProQuest Acquisition
We may not consummate the ProQuest acquisition, and this offering is not conditioned on consummation of the ProQuest acquisition.
If the ProQuest acquisition is consummated, we intend to use the net proceeds from this offering to fund a portion of the cash consideration for the ProQuest acquisition and to pay related fees and expenses. See “Summary—Recent Developments—Agreement to Acquire ProQuest” and “Use of Proceeds.” However, neither this offering nor the concurrent offering is conditioned upon consummation of the ProQuest acquisition. Because the ProQuest acquisition is subject to the satisfaction or waiver of customary closing conditions and regulatory approvals, we cannot assure you that the ProQuest acquisition will be consummated in the anticipated time frame or at all.
If one or more of the closing conditions are not satisfied, the ProQuest acquisition may not be completed. Some of these conditions are beyond our control, and we may elect not to take actions necessary to satisfy these conditions or to ensure that the transaction is not otherwise terminated. We and the sellers also have the right to terminate the ProQuest acquisition agreement under certain specified circumstances.
Because this offering is not conditioned upon consummation of the ProQuest acquisition, upon the closing of this offering, you will become a holder of our securities regardless of whether the ProQuest acquisition is consummated, delayed or terminated. If the ProQuest acquisition is delayed, terminated or consummated on terms different than those described herein, the market price of our securities may decline to the extent that the price of our securities reflects a market assumption that the ProQuest acquisition will be consummated. Further, a failed transaction may result in negative publicity or a negative impression of us in the investment community and may affect our relationships with our business partners as well as the market price of our securities.
We may not be able to achieve the expected benefits of the ProQuest acquisition, including anticipated revenue and cost synergies, and costs associated with achieving synergies or integrating ProQuest may exceed our expectations.
If we consummate the ProQuest acquisition, we may not be able to achieve the expected benefits of the ProQuest acquisition, including anticipated revenue and cost synergies. There can be no assurance that the ProQuest acquisition will be beneficial to us. We may not succeed in cross-selling our other products and services to ProQuest’s customer base, or in cross-selling ProQuest’s products and services to our existing customer base. Moreover, we may not be able to integrate the assets acquired in the ProQuest acquisition or achieve our expected cost synergies without increases in costs or other difficulties. The integration process may be complex, costly and time-consuming. We expect to incur expenses in connection with the integration of the ProQuest acquisition. While it is anticipated that certain expenses will be incurred to achieve operational synergies, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the ProQuest acquisition may be offset by costs incurred or delays in integrating the businesses. Any unexpected costs or delays incurred in connection with the integration of the ProQuest acquisition could have an adverse effect on our business, results of operations, financial condition and prospects, as well as the trading price of our securities.
The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer relationships, and diversion of management’s attention. In addition, even if the operations of our business and ProQuest’s business are integrated successfully, we may not realize the full benefits of the ProQuest acquisition, including the synergies, cost savings or sales or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all. Furthermore, additional unanticipated costs may be incurred in the integration of the businesses.
In addition, we will be required to devote significant management attention and resources to integrating ProQuest’s business practices and operations with our existing business practices and operations. The integration process may disrupt the businesses and, if implemented ineffectively or if impacted by unforeseen negative economic or market conditions or other factors, we may not realize the full anticipated benefits of the ProQuest acquisition. We expect to incur additional expenses for the purpose of addressing these integration requirements, and those expenses may be significant.
The market price of our securities may decline as a result of the ProQuest acquisition if, among other things, the integration of the entities to be acquired in the ProQuest acquisition is unsuccessful, if we fail to realize the anticipated cost or revenue synergies, or if the related liabilities, expenses or transaction costs are greater than expected. The market price of our securities may decline if we do not achieve the perceived benefits of the ProQuest acquisition as rapidly or to the extent anticipated by us or by securities market participants or if the effect of the ProQuest acquisition on our business, results of operations or financial condition or prospects is not consistent with our expectations or those of securities market participants. Furthermore, the ProQuest acquisition may subject us to new types of risks to which we were not previously exposed.
We have a high level of indebtedness and will incur more debt in order to finance the ProQuest acquisition.
We had approximately $3.5 billion of long-term debt as of March 31, 2021 and, assuming we raise aggregate gross proceeds of $2.0 billion in this offering and the concurrent offering, we expect to incur an additional approximately $2.0 billion in debt in order to finance the ProQuest acquisition. If we raise less in this offering and the concurrent offering, we expect to incur additional long-term debt in order to finance the ProQuest acquisition. See “Capitalization.” Our high level of indebtedness could have important consequences to our investors, including, but not limited to:
•
increasing vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

•
requiring the dedication of a substantial portion of cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

•
limiting flexibility in planning for, or reacting to, changes in our business and the competitive environment;

•
depending on the terms of the debt financing we obtain, further limiting our ability to make investments, distributions or make acquisitions; and

•
limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

Risks Related to the Convertible Preferred Shares and this Offering
You will bear the risk of a decline in the market price of our ordinary shares between the pricing date for the convertible preferred shares and the Mandatory Conversion Date.
The number of our ordinary shares that you will receive upon mandatory conversion of the convertible preferred shares is not fixed but instead will depend on the Applicable Market Value of our ordinary shares, which is the Average VWAP per ordinary share over the Settlement Period, which is the 30 consecutive Trading Day period beginning on, and including, the 31st Scheduled Trading Day immediately preceding June 1, 2024. The aggregate market value of the ordinary shares that you would receive upon mandatory conversion may be less than the aggregate Liquidation Preference of the convertible preferred shares. Specifically, if the Applicable Market Value of our ordinary shares is less than the Initial Price, which is calculated by dividing $100.00 by the Maximum Conversion Rate of

3.8462 ordinary shares (and initially is approximately equal to the per share public offering price of our ordinary shares in the concurrent offering of our ordinary shares), the market value of our ordinary shares that you would receive upon mandatory conversion of each convertible preferred share will be less than the $100.00 liquidation preference per convertible preferred share, and an investment in the convertible preferred shares would result in a loss. Accordingly, you will bear the risk of a decline in the market price of our ordinary shares. Any such decline could be substantial.
In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, the ordinary shares you receive upon mandatory conversion may be worth less than the ordinary shares you would have received had the Applicable Market Value been equal to the VWAP per ordinary share on the Mandatory Conversion Date or the Average VWAP of our ordinary shares over a different period of days.
Purchasers of our convertible preferred shares may not realize any or all of the benefit of an increase in the market price of our ordinary shares. The opportunity for equity appreciation provided by your investment in the convertible preferred shares is less than that provided by a direct investment in our ordinary shares.
The market value of each ordinary share that you will receive upon mandatory conversion of each convertible preferred share on the Mandatory Conversion Date (assuming that all dividends on convertible preferred shares will be declared and paid in cash) will only exceed the Liquidation Preference of $100.00 per convertible preferred share if the Applicable Market Value of our ordinary shares exceeds the Threshold Appreciation Price, which is calculated by dividing $100.00 by the Minimum Conversion Rate and initially is approximately equal to $31.20. The Threshold Appreciation Price represents an appreciation of approximately 20% over the Initial Price. If the Applicable Market Value of our ordinary shares is greater than the Threshold Appreciation Price, you will receive on the Mandatory Conversion Date approximately 83.33% (which percentage is approximately equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our ordinary shares that you would have received if you had made a direct investment in our ordinary shares on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the convertible preferred shares is less than that provided by a direct investment in our ordinary shares.
In addition, if the market value of our ordinary shares appreciates and the Applicable Market Value of our ordinary shares is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our ordinary shares that you would receive upon mandatory conversion (assuming that all dividends on the convertible preferred shares will be declared and paid in cash) will only be equal to the aggregate Liquidation Preference of the convertible preferred shares, and you will realize no equity appreciation on our ordinary shares.
The market price of our ordinary shares has been and could remain volatile and will directly affect the market price for our convertible preferred shares.
We expect that, generally, the market price of our ordinary shares will affect the market price of our convertible preferred shares more than any other single factor. This may result in greater volatility in the market price of our convertible preferred shares than would be expected for nonconvertible preferred shares. As the price of our ordinary shares on NYSE constantly changes, it is impossible to predict whether the price of our ordinary shares will rise or fall. Our share price could materially fluctuate or decrease in response to a number of events and factors, including but not limited to: quarterly variations in operating results; operating and share price performance of comparable companies; changes in our financial strength ratings; regulatory developments and negative publicity relating to us or our competitors. In addition, broad market and industry fluctuations may materially and adversely affect the trading price of our ordinary shares, regardless of our actual operating performance. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of equities generally, could affect the price of our ordinary shares.
In addition, we expect that the market price of our convertible preferred shares will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our convertible preferred shares and our ordinary shares. Any such arbitrage could, in turn, affect the market prices of our ordinary shares and our convertible preferred shares. The market price of our ordinary shares could also be affected by possible sales of our ordinary shares by investors who view our convertible preferred shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our ordinary shares. This trading activity could, in turn, affect the market price of our convertible preferred shares.
The convertible preferred shares are subject to redemption in whole, but not in part, at our option if the ProQuest acquisition is not consummated on or prior to the close of business on November 8, 2021 or if an Acquisition Termination Event occurs.
We will have the option to redeem the convertible preferred shares, in whole but not in part, if (i) on or before the close of business on November 8, 2021, the consummation of the ProQuest acquisition has not occurred, or (ii) an Acquisition Termination Event (as defined herein) occurs prior to such date, at a redemption amount equal to $100.00 per convertible preferred share plus accumulated and unpaid dividends to, but excluding, the date of redemption (whether or not declared) or, in certain circumstances, at a redemption amount that includes a make-whole adjustment. Investors will not have any right to require us to redeem or repurchase the convertible preferred shares, whether or not an Acquisition Termination event occurs or the ProQuest acquisition is not consummated by November 8, 2021. Further, investors will not have any right to require us to redeem or repurchase the convertible preferred shares if, subsequent to the completion of this offering, we or ProQuest experience any changes in our business or financial condition or if the terms of the ProQuest acquisition or the financing thereof change.
Although the redemption amount is designed to compensate you, under certain circumstances, for the lost option value of your convertible preferred shares and lost dividends as a result of the acquisition termination redemption, it is only an approximation of such lost value and may not adequately compensate you for your actual loss. If we redeem the convertible preferred shares, you may not obtain your expected return and you may not be able to reinvest the proceeds from such redemption in an investment that results in a comparable return.
The proceeds of this offering will not be deposited into an escrow account in favor of holders of convertible preferred shares pending any acquisition termination redemption of the convertible preferred shares. Our ability to pay the redemption amount to holders of the convertible preferred shares in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and following our election, if any, to redeem the convertible preferred shares, sufficient funds may not be available when necessary to pay the redemption amount.
The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.
If a Fundamental Change (as defined in “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to June 1, 2024, the Fundamental Change Conversion Rate will apply to any convertible preferred shares converted during the Fundamental Change Conversion Period (as defined in “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”). The Fundamental Change Conversion Rate will be determined as described in “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In addition, with respect to those convertible preferred shares converted, you will also receive, among other consideration, a Fundamental Change Dividend Make-whole Amount in cash (subject to our right to deliver ordinary shares in lieu of all or part of such amount in cash), subject to the limitations described in “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend

Make-whole Amount.” If these limitations to the delivery in shares in payment of the Fundamental Change Dividend Amount are reached, we will pay the shortfall in cash to the extent we are permitted to do so under applicable Jersey law. To the extent we are not permitted to pay in cash or deliver shares in respect of the Fundamental Change Dividend Make-whole Amount, in whole or in part, due to limitations of applicable Jersey law, we will make an adjustment to the conversion rate subject to certain limitations; provided that, we will not have an obligation to pay any shortfall in cash if these limitations to the adjustment of the conversion rate are reached, nor shall we have any obligation to deliver ordinary shares in respect of such shortfall if these limitations to the adjustment of the conversion rate are reached.
Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-whole Amount are generally designed to compensate you for the lost option value of the convertible preferred shares and lost dividends that you will suffer as a result of converting your convertible preferred shares upon a Fundamental Change, the Fundamental Change Conversion Rate and Fundamental Change Dividend Make-whole Amount are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our ordinary shares is less than $10.00 per share or more than $80.00 per share, the feature of the Fundamental Change Conversion Rate will not compensate you for any lost option value suffered in connection with a Fundamental Change.
Furthermore, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-whole Amount (whether paid or delivered, as the case may be, in cash or ordinary shares) could be considered a penalty under applicable law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.
The Fixed Conversion Rates of the convertible preferred shares may not be adjusted for all dilutive events that may adversely affect the market price of the convertible preferred shares or the ordinary shares issuable upon conversion of the convertible preferred shares.
The Fixed Conversion Rates of the convertible preferred shares are subject to adjustment only for the issuance of certain share dividends on our ordinary shares, subdivisions or combinations of our ordinary shares, the issuance of certain rights, options or warrants to holders of our ordinary shares, distributions of share capital, indebtedness, or assets to holders of our ordinary shares, cash dividends on our ordinary shares, and certain issuer tender or exchange offers as described under “Description of Convertible Preferred Shares—Anti-dilution Adjustments.” However, other events, such as employee share option grants, offerings of our ordinary shares or securities convertible into ordinary shares for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our ordinary shares, may not result in any adjustment, even though these other events may adversely affect the market price of our ordinary shares and, therefore, the market price of the convertible preferred shares. In addition, the terms of our convertible preferred shares do not restrict our ability to offer ordinary shares or securities convertible into ordinary shares in the future or to engage in other transactions that could dilute our ordinary shares. We have no obligation to consider the specific interests of the holders of our convertible preferred shares in engaging in any such offering or transaction.
Regulatory actions may adversely affect the trading price and liquidity of the convertible preferred shares.
Investors in, and potential purchasers of, the convertible preferred shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the convertible preferred shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the convertible preferred shares to conduct a convertible arbitrage strategy with respect to the convertible preferred shares. This could, in turn, adversely affect the trading price and liquidity of the convertible preferred shares.

The concurrent offering of our ordinary shares, and the possibility of the sale of our ordinary shares in the future, could reduce the market price of our ordinary shares and, in turn, the convertible preferred shares.
Concurrently with this offering, we are offering to the public 28,846,154 ordinary shares and certain selling shareholders are offering to the public 9,615,384 ordinary shares (along with up to 5,769,230 additional ordinary shares if the underwriters for the concurrent offering exercise in full their option to purchase additional ordinary shares from the selling shareholders). This offering is not conditioned on the closing of the concurrent offering of our ordinary shares, and the concurrent offering of our ordinary shares is not conditioned on the closing of this offering. We are not restricted, other than as described in “Underwriting,” from issuing additional ordinary shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares, including any ordinary shares that may be issued upon the conversion of the convertible preferred shares. In the future, we may sell additional ordinary shares to raise capital or acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our ordinary shares and, in turn, the convertible preferred shares. Furthermore, sales of a substantial amount of our ordinary shares in the public market, or the perception that these sales may occur, could reduce the market price of our ordinary shares and, in turn, the convertible preferred shares. This could also impair our ability to raise additional capital through the sale of our securities.
You will have no rights with respect to our ordinary shares until the convertible preferred shares are converted, but you may be adversely affected by certain changes made with respect to our ordinary shares.
You will have no rights with respect to our ordinary shares, including voting rights, rights to respond to ordinary share tender offers, if any, and rights to receive dividends or other distributions on ordinary shares, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the convertible preferred shares, but your investment in the convertible preferred shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our amended and restated memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions, unless it would materially and adversely affect the special rights, preferences, privileges and voting powers of the convertible preferred shares), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares, even if your convertible preferred shares have been converted into ordinary shares prior to the effective date of such change. See “Description of Share Capital” in the accompanying prospectus for further discussion of our ordinary shares.
You will have no voting rights with respect to the convertible preferred shares except under limited circumstances.
You will have no voting rights with respect to the convertible preferred shares, except with respect to certain amendments to the terms of the convertible preferred shares, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by applicable Jersey law or by our amended and restated memorandum and articles of association. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages.
If dividends on any convertible preferred shares have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date of the convertible preferred shares and ending on, but excluding, September 1, 2021), whether or not for consecutive dividend periods, the holders of such convertible preferred shares, voting together as a single class with holders of all other series of preferred shares ranking equally with the convertible preferred shares and having similar voting rights, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described in “Description of Convertible Preferred Shares—Voting Rights.”
The convertible preferred shares will rank junior to all of our and our subsidiaries’ consolidated liabilities.
In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the convertible preferred shares only after all of our consolidated liabilities have been paid. In addition, the convertible preferred shares will rank structurally junior to all existing and future liabilities of our subsidiaries. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the convertible preferred shares then outstanding. As of March 31, 2021, we had total outstanding indebtedness of approximately $3.5 billion, and no outstanding preferred shares. In addition, we have the ability to, and may, incur additional indebtedness in the future.
Our amended and restated memorandum and articles of association authorize our board of directors to issue an unlimited number of preferred shares in one or more additional series and set the terms of such preferred shares without seeking any further approval from our shareholders. Any preferred shares that are issued will rank ahead of our ordinary shares in terms of dividends and liquidation rights. If we issue additional preferred shares, it may adversely affect the market price of our ordinary shares. Our board of directors also has the power, without shareholder approval, subject to applicable Jersey law, to set the terms of any such series of preferred shares that may be issued, including voting rights, dividend rights and preferences over our ordinary shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred shares in the future that have a preference over our ordinary shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue additional preferred shares with voting rights that dilute the voting power of our ordinary shares, the rights of holders of the convertible preferred shares and our ordinary shares or the market price of the convertible preferred shares and our ordinary shares could be adversely affected. See “Description of Share Capital—Preferred Shares” in the accompanying prospectus.
Our ability to declare and pay dividends on our share capital, including the convertible preferred shares may be limited.
Our declaration and payment of dividends on our share capital, including the convertible preferred shares in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on our financial condition, earnings, growth prospects, other uses of cash, funding requirements, applicable Jersey law and other factors our board of directors deems relevant. Our ability to pay dividends on our share capital may also be limited by the terms of our then-existing contracts.
In addition, under applicable Jersey law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on our share capital out of funds legally available therefor under the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”). Further, even if we are permitted under Jersey law to declare and pay cash dividends on our share capital, including the convertible preferred shares, we may not have sufficient cash to declare and pay dividends in cash on our share capital, including the convertible preferred shares.
If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the convertible preferred shares, the applicable conversion rate will be adjusted so that holders receive an additional number of ordinary shares having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of Convertible Preferred Shares—Mandatory Conversion.” As a result of such limitations, the market value of such additional number of ordinary shares may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and 97% of the Average Price (as defined herein), we will, if we are able to do so under applicable Jersey law, declare and pay such excess amount in cash pro rata to the holders of the convertible preferred shares. However, to the extent we are not permitted to do so under applicable Jersey law, you will not receive such dividends or any other consideration in respect thereof.
If upon an early conversion at the option of a holder (other than during a Fundamental Change), we have not declared and paid all or any portion of the accumulated dividends payable on the convertible preferred shares for all full dividend periods ending on or before the dividend payment date prior to the related Early Conversion Date, the applicable conversion rate will be adjusted so that converting holders receive an additional number of ordinary shares having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under “Description of Convertible Preferred Shares—Early Conversion at the Option of the Holder.” As a result of such limitations, the market value of such additional number of ordinary shares may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver ordinary shares in respect of such shortfall.
If upon an early conversion during the Fundamental Change Conversion Period we have not declared all or any portion of the accumulated and unpaid dividends payable on the convertible preferred shares for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, ordinary shares or any combination thereof, in our sole discretion, subject to the limitations described under “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” If these limitations to the delivery in shares in payment of accumulated and unpaid dividends are reached, we will pay the shortfall in cash if we are permitted to do so under applicable Jersey law. However, to the extent we are not permitted to do so under applicable Jersey law, you will not receive such dividends or any other consideration in respect thereof.
You may be subject to tax upon an adjustment to the conversion rate of the convertible preferred shares or upon a distribution paid in ordinary shares even though you do not receive a corresponding cash distribution.
The conversion rate of the convertible preferred shares is subject to adjustment in certain circumstances. See “Description of Convertible Preferred Shares—Anti-dilution Adjustments.” If your proportionate interest in our assets or earnings and profits is increased as a result of an adjustment (or failure to make an adjustment), you may be deemed to have received, for U.S. federal income tax purposes, a taxable dividend without the receipt of any cash or property. In addition, we may make distributions to holders of the convertible preferred shares that are paid (in whole or in part) in ordinary shares, and, although there is some uncertainty for U.S. federal income tax purposes, we believe that any such distribution will be taxable to the same extent as an equivalent cash distribution would be taxable. In these circumstances and possibly others, a holder of convertible preferred shares generally will be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.
See “Tax Considerations—U.S. Federal Income Tax Considerations” for a further discussion of the material U.S. federal income tax implications for U.S. Holders (as defined therein) of an investment in the convertible preferred shares and any ordinary shares received in exchange therefor.
Certain rights of the holders of the convertible preferred shares could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of convertible preferred shares to exercise their rights associated with a potential Fundamental Change.
Certain rights of the holders of the convertible preferred shares could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to June 1, 2024, holders of the convertible preferred shares may have the right to convert their convertible preferred shares, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-whole Amount equal to the present value of all remaining dividend payments on their convertible preferred shares. See “Description of Convertible Preferred Shares—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the convertible preferred shares could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.
In addition, provisions of Jersey law and our amended and restated memorandum and articles of association could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “—Risks Related to Our Ordinary Shares—Provisions of our Articles of Association could delay or prevent a takeover of us by a third party.”
An active trading market for the convertible preferred shares does not exist and may not develop.
The convertible preferred shares are a new issue of securities with no established trading market. The liquidity of the trading market in the convertible preferred shares, and the market price quoted for the convertible preferred shares, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We have applied to list the convertible preferred shares on NYSE under the symbol “CLVT PR A.” Even if the convertible preferred shares are approved for listing on NYSE, such listing does not guarantee that a trading market for the convertible preferred shares will develop or, if a trading market for the convertible preferred shares does develop, the depth or liquidity of that market. If an active trading market does not develop or is not maintained, the market price and liquidity of the convertible preferred shares may be adversely affected. In that case you may not be able to sell your convertible preferred shares at a particular time or you may not be able to sell your convertible preferred shares at a favorable price. In addition, as the convertible preferred shares are converted, the liquidity of the convertible preferred shares that remains outstanding may decrease.
Risks Related to Our Ordinary Shares
The market price and trading volume of our ordinary shares may be volatile.
The market price of our ordinary shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our ordinary shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect the price of our ordinary shares, or result in fluctuations in the price or trading volume of our ordinary shares, include:
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variations in our quarterly operating results;

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failure to meet the market’s earnings expectations;

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publication of research reports about us or our industry, or the failure of securities analysts to cover our ordinary shares;

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departures of key personnel;

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adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

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changes in market valuations of similar companies;

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changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws and regulations, or announcements relating to these matters;

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litigation and governmental investigations; and

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general market and economic conditions.

In the event of a drop in the market price of our ordinary shares, you could lose a substantial part or all of your investment in our ordinary shares. Consequently, you may not be able to sell our ordinary shares at prices equal to or greater than the price paid by you in this offering.
Future sales of substantial amounts of our ordinary shares could affect the market price of our ordinary shares.
Future sales of substantial amounts of our ordinary shares or other securities convertible or exchangeable into our ordinary shares into the public market whether by us or any of our security holders, including ordinary shares issued and delivered pursuant to the terms of the convertible preferred shares or issued upon exercise of options or warrants, or the vesting of restricted share units, or in connection with other potential acquisitions or business combinations, or perceptions that those sales and/or conversions or exchanges could occur, could adversely affect the prevailing market price of our ordinary shares and our ability to raise capital in the future.
Future resales of our ordinary shares may cause the market price of our securities to drop significantly, even if our business is doing well.
Certain of our larger shareholders have been granted rights to require us to register the resale under the Securities Act of their ordinary shares, subject to certain conditions. The sale or possibility of sale of these ordinary shares could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our ordinary shares.
You may face difficulties in protecting your interests as a shareholder, as Jersey law provides substantially less protection when compared to the laws of the United States.
We are incorporated under Jersey law. The rights of holders of ordinary shares are governed by Jersey law, including the provisions of the Jersey Companies Law, and by our articles of association. These rights differ in certain respects from the rights of shareholders in typical U.S. corporations.
We are a holding company that depends on cash flow from our subsidiaries to meet our obligations, and any restrictions on our subsidiaries’ ability to pay dividends or make other payments to us may have a material adverse effect on our results of operations and financial condition.
As a holding company, we require dividends and other payments from our subsidiaries to meet cash requirements. Minimum capital requirements mandated by regulatory authorities having jurisdiction over some of our regulated subsidiaries indirectly restrict the amount of dividends paid upstream. In addition, repatriations of cash from our subsidiaries may be subject to withholding, income and other taxes in various applicable jurisdictions. If our subsidiaries are unable to pay dividends and make other payments to us when needed, we may be unable to satisfy our obligations, which would have a material adverse effect on our business, financial condition and operating results.
If a U.S. investor is treated as owning at least 10% of our shares, such investor may be subject to adverse U.S. federal income tax consequences.
If a U.S. investor is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our shares, such investor may be treated as a “United States shareholder” with respect to us or to any of our subsidiaries that constitute a ”controlled foreign corporation” (in each case, as such terms are defined under the Internal Revenue Code of 1986, as amended (the “Code”)). In certain cases, a United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income, as ordinary income, its pro rata share of “Subpart F income,” “global intangible low-taxed income” and certain investments in U.S. property by the controlled foreign corporation, whether or not the controlled foreign corporation makes any distributions to such United States shareholder. A failure by a United States shareholder to comply with its reporting obligations may subject the United States shareholder to significant monetary penalties and other adverse tax consequences, and may extend the statute of limitations with respect to the United States shareholder's U.S. federal income tax return for the year for which such reporting was due. We cannot provide any assurances that we will assist investors in determining whether we or any of our non-U.S. subsidiaries are controlled foreign corporations or whether any investor is a United States shareholder with respect to any such controlled foreign corporations. We also cannot guarantee that we will furnish to United States shareholders information that may be necessary for them to comply with the aforementioned obligations. United States investors should consult their own advisors regarding the potential application of these rules to their investments in us. The risk of being subject to increased taxation may deter our current shareholders from increasing their investment in us and others from investing in us, which could impact the demand for, and value of, our ordinary shares.
If we are characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. investors may suffer adverse tax consequences.
If 75% or more of our gross income in a taxable year, including our pro rata share of the gross income of any company, U.S. or foreign, in which we are considered to own, directly or indirectly, 25% or more of the shares by value, is passive income, then we will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Alternatively, we will be considered to be a PFIC if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value and including our pro rata share of the assets of any company in which we are considered to own, directly or indirectly, 25% or more of the shares by value, are held for the production of, or produce, passive income. If we were to be a PFIC, and a U.S. investor does not make an election to treat us as a qualified electing fund (“QEF”) or a “mark-to-market” election, “excess distributions” to a U.S. investor, and any gain recognized by a U.S. investor on a disposition of our convertible preferred shares or ordinary shares, would be subject to adverse U.S. tax rules. Among other consequences, the portion of such dividends or gain allocable to the taxable year of receipt and any year before we became a PFIC would be taxed at the regular rates applicable to ordinary income, rather than the preferential rate applicable to certain dividends received by an individual from a qualified foreign corporation, the portion of such dividends or gain allocable to each other taxable year would be subject to tax at the highest rate in effective for individuals or corporations, as applicable, for that year, and, certain “interest” charges would apply. In addition, gains on the sale of our convertible preferred shares or ordinary shares would be treated in the same way as excess distributions. The tests for determining PFIC status are applied annually and it is difficult to make accurate predictions of future income and assets, which are relevant to the determination of PFIC status.
Based on the current composition of our income and assets, we do not believe that we were a PFIC in 2020, and do not currently expect to become a PFIC in the foreseeable future. However, because the PFIC asset and income tests are applied on an annual basis, there can be no assurance that we will not be a PFIC in the current taxable year or any future taxable year. If we do become a PFIC in the future, U.S. investors who hold convertible preferred shares or ordinary shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC, subject to exceptions for U.S. investors who made a timely QEF election or mark-to-market election, or certain other elections. We do not currently intend to prepare or provide the information that would enable a U.S. investor to make a QEF election. Accordingly, U.S. investors are urged to consult their tax advisors regarding the application of PFIC rules with respect to an investment in our convertible preferred shares and ordinary shares.
Risks Related to the Concurrent Offering
This offering is not contingent on the consummation of the concurrent offering.
The consummation of this offering and the consummation of the concurrent offering are not contingent upon one another. We cannot assure you that the concurrent offering will be consummated on the anticipated time frame, or at all. Accordingly, if you decide to purchase convertible preferred shares in this offering, you should be willing to do so whether or not we complete the concurrent offering. In addition, if the concurrent offering is not consummated, we may incur additional indebtedness or borrow under our committed bridge facility to fund the remaining portion of the cash purchase price of the ProQuest acquisition.

USE OF PROCEEDS
We expect to receive approximately $1.211 billion in net proceeds from our sale of convertible preferred shares in this offering, or approximately $1.393 billion if the underwriters exercise in full their over-allotment option to purchase additional convertible preferred shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to raise aggregate gross proceeds of $2.0 billion in this offering and the concurrent offering (prior to any exercise of the underwriters’ option to purchase additional convertible preferred shares in this offering).
We intend to use our net proceeds from this offering and the concurrent offering to finance a portion of the purchase price for the ProQuest acquisition. This offering and the concurrent offering are not contingent on consummation of our acquisition of ProQuest and will close prior to consummation of the ProQuest acquisition. The ProQuest acquisition may be delayed or may not occur. If the ProQuest acquisition is not consummated, we intend to use the net proceeds received by us from the offerings for general corporate purposes, which may include redemption of the convertible preferred shares.
Affiliates of the underwriters have made commitments to provide us with a senior unsecured bridge facility in an aggregate amount of up to $4.0 billion in connection with the ProQuest acquisition. The aggregate commitments for the senior unsecured bridge facility will be permanently reduced dollar-for-dollar by the net proceeds to us from this offering and the concurrent offering. See “Underwriting.”
We will not receive the proceeds from any sale of ordinary shares by the selling shareholders in the concurrent offering.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2021 on:
•
a historical basis;

•
an adjusted basis to give effect to the sale by us of 12,500,000 convertible preferred shares in this offering at a public offering price of $100.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•
a further adjusted basis to give effect to (i) the sale by us of 28,846,154 ordinary shares in the concurrent offering at a public offering price of $26.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, (ii) the incurrence of an additional $2.0 billion of debt in order to finance the ProQuest acquisition and (iii) the application of proceeds of this offering, the concurrent offering, such additional debt and cash on hand to consummate the ProQuest acquisition, as well as the issuance of 46,910,923 ordinary shares to the sellers in the ProQuest acquisition.

This table should be read in conjunction with the financial statements, accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K/A for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as the combined pro forma financial information, in each case incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2021
	Historical	As Adjusted for This Offering	As Further Adjusted(6)
	(in thousands except share amounts)
Cash and cash equivalents	$399,006	$1,609,706	$384,956
Debt:
Credit facilities:
Revolving credit facility(1)	—	—	—
Term loan facility(2)	2,840,250	2,840,250	2,840,250
Secured notes due 2026(3)	700,000	700,000	700,000
Debt issuance costs, discount and current portion of long-term debt	(87,168)	(87,168)	(114,668)
ProQuest acquisition debt(4)	—	—	2,000,000
Total debt, excluding current portion	3,453,082	3,453,082	5,425,582
Shareholders’ equity:
Ordinary shares, no par value; unlimited amount authorized; 611,355,226 shares outstanding actual and as adjusted, and 687,112,303 shares outstanding as further adjusted	10,109,449	10,109,449	12,264,525
Preferred shares, no par value; unlimited amount authorized; 0 shares outstanding actual and 12,500,000 shares outstanding as adjusted and as further adjusted	—	1,210,700	1,210,700
Accumulated other comprehensive income	523,359	523,359	523,359
Accumulated deficit	(1,236,036)	(1,236,036)	(1,236,036)
Total shareholders’ equity(5)	9,396,772	10,607,472	12,762,548
Total capitalization	$12,849,854	$14,060,554	$18,188,130

(1)
Undrawn as of March 31, 2021, with $250.0 million in availability.

(2)
Reflects carrying value.

(3)
Reflects aggregate principal amount.

(4)
Assumes incurrence of additional debt we believe will be necessary to finance the ProQuest acquisition; does not reflect issuance costs or discount associated with this debt (which are estimated and reflected in Debt issuance costs, discount and current portion of long-term debt). Our financing plans are subject to change at our discretion; actual fees and expenses may also vary from our current estimates.

(5)
Total shareholder’s equity (i) on an adjusted basis reflects increase attributable to this offering and (ii) on a further adjusted basis reflects impact of the concurrent offering and issuance of ordinary shares to the ProQuest sellers, but does not reflect impact on shareholders’ equity of the addition of ProQuest’s assets and liabilities.

(6)
Column included for illustrative purposes only; does not reflect full impact on our capitalization of this offering, the concurrent offering, any additional debt required to finance the ProQuest acquisition or consummation of the ProQuest acquisition. In this illustration, the aggregate net proceeds to be obtained from our anticipated debt and equity financing consists of $3,908,900, which includes $1,972,500 of long-term debt (net of $27,500 debt issuance costs), $725,700 of ordinary shares to be issued in the concurrent offering (net of $22,500 of underwriting discounts and $1,800 estimated offering costs) and $1,210,700 of convertible preferred shares offered hereby (net of $37,500 of underwriting discounts and $1,800 estimated offering costs), and reflects an anticipated $14,050 to be paid in cash on hand (net of $102,900 ProQuest cash and cash equivalents) to consummate the ProQuest acquisition (with all such amounts in thousands). The purchase price includes our issuance of ordinary shares with a value of $1,429,376 (based on the closing price of our ordinary shares on the NYSE on June 2, 2021 of $30.47) as consideration. Actual amounts, fees and expenses may vary from current estimates and illustrative assumptions.

CONCURRENT OFFERING
Concurrently with this offering of convertible preferred shares and pursuant to a separate prospectus supplement, we are offering to the public 28,846,154 ordinary shares and certain selling shareholders are offering to the public 9,615,384 ordinary shares. This offering is not contingent upon closing of the concurrent offering, or vice versa. The concurrent offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities in the concurrent offering.

DESCRIPTION OF CONVERTIBLE PREFERRED SHARES
The following description is a summary of certain provisions of our 5.25% Series A Mandatory Convertible Preferred Shares, no par value (the “convertible preferred shares”). The following summary supplements and, to the extent that it is inconsistent therewith, replaces the description of our preferred shares in the accompanying prospectus.
A copy of the statement of rights setting forth the terms of the convertible preferred shares, which we refer to as the “Statement of Rights,” as well as our amended and restated memorandum and articles of association, which we refer to as our “Articles,” is available upon request from us at the address set forth in the section of this prospectus supplement entitled “Where You Can Find More Information.” This description of the terms of the convertible preferred shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles and the Statement of Rights.
For purposes of this description, references to:
•
“the Company,” “us,” “we” or “our” refer to Clarivate Plc and not any of its subsidiaries;

•
“Business Day” refer to any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close;

•
a “holder” or “holders” of convertible preferred shares that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such shares, unless the context otherwise requires; and

•
“close of business” refer to 5:00 p.m., New York City time, and “open of business” refer to 9:00 a.m., New York City time.

General
Under our Articles, our board of directors is authorized to provide, without further shareholder action, for the issuance of an unlimited number of preferred shares, no par value, and the designation of each series of preferred shares and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of each series. As of the date of this prospectus supplement, no preferred shares are outstanding.
At the closing of this offering, we will issue 12,500,000 convertible preferred shares. In addition, we have granted the underwriters an option to purchase up to 1,875,000 additional convertible preferred shares, solely to cover over-allotments, as described under “Underwriting.”
When issued, the convertible preferred shares and our ordinary shares issued upon the conversion of the convertible preferred shares will be fully paid and nonassessable. The holders of the convertible preferred shares will have no preemptive or preferential rights to purchase or subscribe for any class of our share capital, obligations, warrants or other securities.
Ranking
The convertible preferred shares, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:
•
senior to (i) our ordinary shares and (ii) each other class or series of our share capital established after the first original issue date of the convertible preferred shares (which we refer to as the “Initial Issue Date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the convertible preferred shares as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the convertible preferred shares as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “Junior Shares”);

•
on parity with any class or series of our share capital established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the convertible preferred shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “Parity Shares”);

•
junior to each class or series of our share capital established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the convertible preferred shares as to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, in each case without regard to whether dividends accrue cumulatively or non-cumulatively (which we refer to collectively as “Senior Shares”); and

•
junior to our and our subsidiaries’ existing and future indebtedness.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the convertible preferred shares will be structurally subordinated to existing and future indebtedness and other obligations of each of our subsidiaries. See “Risk Factors—Risks Related to the Convertible Preferred Shares—The convertible preferred shares will rank junior to all of our consolidated liabilities.”
As of March 31, 2021, we had total outstanding indebtedness of approximately $3.5 billion, and no outstanding preferred shares. We have the ability to, and may incur, additional indebtedness in the future.
Listing
We have applied to list the convertible preferred shares on NYSE under the symbol “CLVT PR A” and, if approved, we expect trading to commence within 30 days of the Initial Issue Date. In addition, upon listing, we have agreed to use our commercially reasonable efforts to keep the convertible preferred shares listed on NYSE. However, there can be no assurance that the convertible preferred shares will be listed, and if listed, that it will continue to be listed. Listing the convertible preferred shares on NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their convertible preferred shares easily.
Dividends
Subject to the rights of holders of any class or series of our share capital ranking senior to the convertible preferred shares as to dividend rights, holders of the convertible preferred shares will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available therefor under The Companies (Jersey) Law 1991, as amended) (collectively, the “funds available to pay dividends”), in the case of dividends paid in cash, and ordinary shares legally permitted to be issued, in the case of dividends paid in ordinary shares, cumulative dividends at the rate per annum of 5.25% of the Liquidation Preference of $100.00 per convertible preferred share (equivalent to $5.25 per annum per share), payable in cash, by delivery of ordinary shares or through any combination of cash and ordinary shares, as determined by us in our sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.”
If declared, dividends on the convertible preferred shares will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, June 1, 2024 commencing on September 1, 2021 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the convertible preferred shares, whether or not in any dividend period or periods there have been funds available to pay dividends.
If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the convertible preferred shares as they appear on our share register at the close of business on the February 15, May 15, August 15 and November 15, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a “Regular Record Date”), whether or not such holders early convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the convertible preferred shares and will end on, and exclude, the September 1, 2021 Dividend Payment Date. The amount of dividends payable on each convertible preferred share for each full dividend period (subsequent to the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the convertible preferred shares for the initial dividend period and any other partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the convertible preferred shares for the initial dividend period, assuming the Initial Issue Date is June 14, 2021 will be $1.1229 per convertible preferred share (based on the annual dividend rate of 5.25% and a Liquidation Preference of $100.00 per share) and will be payable, when, as and if declared, on September 1, 2021 to the holders of record thereof on August 15, 2021. The dividend on the convertible preferred shares for each subsequent full dividend period, when, as and if declared, will be $1.3125 per convertible preferred share (based on the annual dividend rate of 5.25% and a Liquidation Preference of $100.00 per share). Accumulated dividends on the convertible preferred shares will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.
No dividend on the convertible preferred shares will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the convertible preferred shares. No dividend will be declared or paid upon, or any sum of cash or number of ordinary shares set apart for the payment of dividends upon, any outstanding convertible preferred shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of ordinary shares has been set apart for the payment of such dividends upon, all outstanding convertible preferred shares.
Our ability to declare and pay dividends may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Jersey law. See “Risk Factors—Risks Related to the Convertible Preferred Shares—Our ability to declare and pay dividends on the convertible preferred shares may be limited.”
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the convertible preferred shares (whether or not for a current dividend period or any prior dividend period) determined in our sole discretion:
•
in cash;

•
by delivery of our ordinary shares; or

•
through any combination of cash and ordinary shares.

We will make each payment of a declared dividend on the convertible preferred shares in cash, except to the extent we elect to make all or any portion of such payment in ordinary shares. We will give the holders of the convertible preferred shares notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in ordinary shares no later than ten Scheduled Trading Days (as defined under “—Mandatory Conversion—Definitions”) prior to the Dividend Payment Date for such dividend; provided that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash.
All cash payments to which a holder of the convertible preferred shares is entitled in connection with a declared dividend on the convertible preferred shares will be rounded to the nearest cent. If we elect to make any such payment of a declared dividend, or any portion thereof, in ordinary shares, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at

97% of the Average VWAP (as defined under “—Mandatory Conversion—Definitions”) per ordinary share over the five consecutive Trading Day (as defined under “—Mandatory Conversion—Definitions”) period ending on, and including, the Trading Day prior to the applicable Dividend Payment Date, or the “Average Price.”
No fractional ordinary shares will be delivered to the holders of the convertible preferred shares in payment or partial payment of dividends. We will instead pay a cash amount (rounded to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of an ordinary share based on the Average Price with respect to such dividend. In the event that we cannot pay such cash amount in lieu of a fractional share for any reason, we will instead round up our share delivery obligation to the nearest whole ordinary share.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of ordinary shares issued as payment of a dividend on the convertible preferred shares, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such ordinary shares have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the ordinary shares approved for listing on NYSE (or if our ordinary shares are not listed on NYSE, on the principal other U.S. national or regional securities exchange on which our ordinary shares are then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.
Notwithstanding the foregoing, in no event will the number of ordinary shares delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:
•
the declared dividend divided by

•
$9.10, which amount represents approximately 35% of the Initial Price (as defined under “—Mandatory Conversion—Definitions”), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “— Anti-dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of the declared dividend exceeds the product of (x) the number of ordinary shares delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, notwithstanding any notice by us to the contrary, pay such excess amount in cash (rounded to the nearest cent). To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
Dividend Stopper
So long as any convertible preferred share remains outstanding, no dividend or distribution shall be declared or paid on our ordinary shares or any other class or series of Junior Shares, and no ordinary shares or any other class or series of Junior Shares or Parity Shares shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, ordinary shares or a combination thereof upon, or a sufficient sum of cash or number of ordinary shares has been set apart for the payment of such dividends upon, all outstanding convertible preferred shares.
The foregoing limitation shall not apply to:

•
any dividend or distribution payable in ordinary shares or other Junior Shares and, in each case, the payment of cash solely in lieu of fractional shares;

•
purchases, redemptions or other acquisitions of ordinary shares, other Junior Shares or Parity Shares in connection with the administration of any benefit or other incentive plan (including any employment contract, employee benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors) in the ordinary course of business, including, without limitation, the forfeiture of unvested restricted ordinary shares or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares;

•
purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of ordinary shares surrendered, deemed surrendered or withheld in connection with the exercise of share options or the vesting of restricted shares, restricted share units, restricted share equivalents or similar instruments (provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount);

•
purchases of ordinary shares or other Junior Shares pursuant to a contractually binding requirement to buy ordinary shares or other Junior Shares existing prior to the date of this prospectus supplement;

•
any dividends or distributions of rights or Junior Shares in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan;

•
the acquisition by us or any of our subsidiaries of record ownership in ordinary shares or other Junior Shares or Parity Shares for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians;

•
the deemed purchase or acquisition of fractional interests in ordinary shares or other Junior Shares pursuant to the conversion or exchange provisions of the security being converted or exchanged;

•
the exchange or conversion of Junior Shares for or into other Junior Shares or of Parity Shares for or into other Parity Shares (with the same or lesser aggregate liquidation preference) or Junior Shares and, in each case, the payment of cash solely in lieu of fractional shares; and

•
the deemed purchase or acquisition of fractional interests in ordinary shares, other Junior Shares or Parity Shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

The phrase “Share Dilution Amount” means the increase in the number of diluted ordinary shares outstanding (determined in accordance with U.S. GAAP, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.
When dividends on the convertible preferred shares (i) have not been paid in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of ordinary shares sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any Parity Shares unless dividends are declared on the convertible preferred shares such that the respective amounts of such dividends declared on the convertible preferred shares and such Parity Shares shall be allocated pro rata among the holders of the convertible preferred shares and the holders of any Parity Shares then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the convertible preferred shares and such Parity Shares bear to each other (subject to their having been declared by our board of directors, or an authorized committee thereof, out of funds available to pay dividends); provided that any unpaid dividends on the convertible preferred shares will continue to accumulate. For purposes of this calculation, with respect to non-cumulative Parity Shares, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Shares.
Subject to the foregoing, and not otherwise, such dividends as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid (payable in cash or other property or securities) on any securities, including our ordinary shares and other Junior Shares, from time to time out of funds available to pay dividends, and holders of the convertible preferred shares shall not be entitled to participate in any such dividends.
Redemption
Other than pursuant to the acquisition termination redemption described below, the convertible preferred shares will not be redeemable. However, at our option, we may purchase or otherwise acquire (including in an exchange transaction) (by way of converting the relevant shares into redeemable shares and redeeming them) the convertible preferred shares from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.
Acquisition Termination Redemption
We expect to use the net proceeds from this offering in connection with the ProQuest acquisition, as described under the heading “Use of Proceeds.” Within 75 calendar days following the earlier of (a) the close of business on November 8, 2021, if the consummation of the ProQuest acquisition has not occurred on or prior to such time on such date, and (b) the date on which an Acquisition Termination Event (as defined below) occurs we may, at our option, give notice of an acquisition termination redemption to the holders of the convertible preferred shares (provided that, to the extent the convertible preferred shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). If we provide notice of acquisition termination redemption to holders of the convertible preferred shares, then, on the Acquisition Termination Redemption Date (as defined below), we will redeem the convertible preferred shares, in whole but not in part, at a redemption amount per convertible preferred share equal to the Acquisition Termination Make-whole Amount (as defined below).
“Acquisition Termination Event” means either (1) the merger agreement to acquire ProQuest is terminated or (2) we determine in our reasonable judgment that the ProQuest acquisition will not occur.
“Acquisition Termination Redemption Date” means the date specified by us in our notice of acquisition termination redemption that is not less than 30 nor more than 60 days following the date on which we provide notice of such acquisition termination redemption; provided that such date shall be a Business Day; provided, further, that, if the Acquisition Termination Share Price is greater than the Initial Price (as defined under “—Mandatory Conversion”) and we elect to:
•
pay cash in lieu of delivering all or any portion of the ordinary shares equal to the Acquisition Termination Conversion Rate (as defined below), or

•
deliver ordinary shares in lieu of all or any portion of the Acquisition Termination Dividend Amount (as defined below),

the Acquisition Termination Redemption Date will be the second Business Day following the last Trading Day of the 30 consecutive Trading Day period used to determine the Acquisition Termination Market Value (as defined below).
“Acquisition Termination Make-whole Amount” means, for each convertible preferred share, an amount payable in cash equal to $100.00 plus accumulated and unpaid dividends to, but excluding, the Acquisition Termination Redemption Date (whether or not declared); provided, however, that if the Acquisition Termination Share Price (as defined below) exceeds the Initial Price, the Acquisition

Termination Make-whole Amount will equal the Reference Amount (as defined below), which may be paid in cash, ordinary shares or combination thereof, as described below.
The “Acquisition Termination Share Price” means the Average VWAP per ordinary share over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which we provide notice of acquisition termination redemption.
The “Reference Amount” means, for each convertible preferred share, an amount equal to the sum of the following amounts:
(i)
a number of ordinary shares equal to the Acquisition Termination Conversion Rate; plus

(ii)
cash in an amount equal to the Acquisition Termination Dividend Amount;

provided that we may deliver cash in lieu of all or any portion of the ordinary shares set forth in clause (i) above, and we may deliver ordinary shares in lieu of all or any portion of the cash amount set forth in clause (ii) above, in each case, as described below.
“Acquisition Termination Conversion Rate” means a rate equal to the Fundamental Change Conversion Rate (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—General”), assuming for such purpose that the date on which we provide notice of acquisition termination redemption is the Fundamental Change Effective Date (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Conversion Rate”), and that the Acquisition Termination Share Price is the Fundamental Change Share Price (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Conversion Rate”).
“Acquisition Termination Dividend Amount” means an amount of cash equal to the sum of:
•
the Fundamental Change Dividend Make-whole Amount (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount”); and

•
the Accumulated Dividend Amount (as defined under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount—Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount”), assuming in each case, for such purpose that the date on which we provide notice of acquisition termination redemption is the Fundamental Change Effective Date.
If the Acquisition Termination Share Price exceeds the Initial Price:
•
we may elect to pay cash in lieu of delivering all or any portion of the number of ordinary shares equal to the Acquisition Termination Conversion Rate. If we make such an election, we will deliver cash (rounded to the nearest cent) in an amount equal to such number of ordinary shares in respect of which we have made this election multiplied by the Acquisition Termination Market Value; and

•
we may elect to deliver ordinary shares in lieu of paying cash for some or all of the Acquisition Termination Dividend Amount.

If we make such an election, we will deliver a number of ordinary shares equal to such portion of the Acquisition Termination Dividend Amount to be paid in ordinary shares divided by the greater of (x) the Floor Price and (y) 97% of the Acquisition Termination Market Value; provided that, if the Acquisition Termination Dividend Amount or portion thereof in respect of which ordinary shares are delivered exceeds the product of such number of ordinary shares multiplied by 97% of the Acquisition Termination Market Value, we will, if we are legally able to do so, declare and pay such excess amount in cash (rounded to the nearest cent); provided further that to the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
“Acquisition Termination Market Value” means the Average VWAP per ordinary share over the 30 consecutive Trading Day period commencing on, and including, the second Trading Day following the date on which we provide notice of acquisition termination redemption.
If any portion of the Acquisition Termination Make-whole Amount is to be paid in ordinary shares, no fractional ordinary shares will be delivered to the holders of the convertible preferred shares. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of an ordinary share based on the Average VWAP per ordinary share over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Acquisition Termination Redemption Date. If more than one convertible preferred share is to be redeemed from a holder, the number of our ordinary shares issuable in connection with the payment of the Reference Amount shall be computed on the basis of the aggregate number of convertible preferred shares so redeemed.
The notice of acquisition termination redemption will specify, among other things:
•
the Acquisition Termination Make-whole Amount;

•
if the Acquisition Termination Share Price exceeds the Initial Price, the number of ordinary shares and the amount of cash comprising the Reference Amount per convertible preferred share (before giving effect to any election to pay or deliver, with respect to each convertible preferred share, cash in lieu of all or a portion of a number of ordinary shares equal to the Acquisition Termination Conversion Rate or ordinary shares lieu of some or all of the cash in respect of the Acquisition Termination Dividend Amount);

•
if the Acquisition Termination Share Price exceeds the Initial Price, whether we will pay cash in lieu of delivering all or any portion of the number of ordinary shares equal to the Acquisition Termination Conversion Rate comprising a portion of the Reference Amount (specifying, if applicable, the number of such ordinary shares in respect of which cash will be paid);

•
if the Acquisition Termination Share Price exceeds the Initial Price, whether we will deliver ordinary shares in lieu of paying cash for all or any portion of the Acquisition Termination Dividend Amount comprising a portion of the Reference Amount (specifying, if applicable, the percentage of the Acquisition Termination Dividend Amount in respect of which ordinary shares will be delivered in lieu of cash); and

•
the Acquisition Termination Redemption Date (specifying, as applicable, a fixed date or that the Acquisition Termination Redemption Date will be the second Business Day following the last Trading Day of the 30 consecutive Trading Day period used to determine the Acquisition Termination Market Value).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of ordinary shares issued in payment of the Acquisition Termination Make-whole Amount, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such ordinary have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the ordinary shares approved for listing on NYSE (or if our ordinary shares are not listed on NYSE, on the principal other U.S. national or regional securities exchange on which our ordinary shares are then listed) and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

The proceeds of this offering will not be deposited into an escrow account pending any acquisition termination redemption of the convertible preferred shares. Our ability to pay the Acquisition Termination Make-whole Amount to holders of the convertible preferred shares in connection with an acquisition termination redemption may be limited by our then-existing financial resources, and following our election, if any, to redeem the convertible preferred shares, sufficient funds may not be available when necessary to pay the Acquisition Termination Make-whole Amount.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the convertible preferred shares will be entitled to receive a Liquidation Preference in the amount of $100.00 per convertible preferred share, or the “Liquidation Preference,” plus an amount equal to accumulated and unpaid dividends on the shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities to our creditors and holders of shares of any class or series of our share capital ranking senior to the convertible preferred shares as to distribution rights upon our liquidation, winding-up or dissolution and before any payment or distribution is made to holders of any class or series of our share capital ranking junior to the convertible preferred shares as to distribution rights upon our liquidation, winding-up or dissolution (including our ordinary shares). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the Liquidation Preference, plus an amount equal to accumulated and unpaid dividends to, but excluding, the date fixed for such liquidation, winding up or dissolution, whether or not declared, on the convertible preferred shares and all Parity Shares are not paid in full, the holders of the convertible preferred shares and any other such Parity Shares will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends (if any) to which they are entitled. After payment of the full amount of the Liquidation Preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the convertible preferred shares will have no right or claim to any of our remaining assets.
Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.
The Statement of Rights will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the convertible preferred shares.
Voting Rights
The holders of the convertible preferred shares will not have voting rights other than those described below, except as specifically required by Jersey law or by our Articles from time to time.
Whenever dividends on any of the convertible preferred shares have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the Initial Issue Date and ending on, but excluding, September 1, 2021), whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of such convertible preferred shares, voting together as a single class with holders of any and all other series of Voting Preferred Shares (as defined below) then outstanding, will be entitled, at our next annual meeting of shareholders or at a special meeting of shareholders as provided below, to vote for the election of a total of two additional members of our board of directors, or the “Preferred Share Directors”; provided that the election of any such Preferred Share Directors will not cause us to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed); provided further that our board of directors shall, at no time, include more than two Preferred Share Directors.
In the event of a Nonpayment, the holders of at least 25% in aggregate liquidation preference of the convertible preferred shares and any other series of Voting Preferred Shares may request that a special meeting of shareholders be called to elect such Preferred Share Directors (provided that, to the extent permitted by our Articles, if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Share Directors will be included in the agenda for, and will be held at, such scheduled annual or special meeting of shareholders). The Preferred Share Directors will stand for reelection annually, at each subsequent annual meeting of the shareholders, so long as the holders of the convertible preferred shares continue to have such voting rights.
At any meeting at which the holders of the convertible preferred shares are entitled to elect Preferred Share Directors, the holders of a majority of the then outstanding convertible preferred shares and all other series of Voting Preferred Shares collectively, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such convertible preferred shares and other Voting Preferred Shares so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Share Directors.
As used in this prospectus supplement, “Voting Preferred Shares” means any other class or series of our Parity Shares upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the convertible preferred shares and any other Voting Preferred Shares have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the convertible preferred shares and such other Voting Preferred Shares voted.
If and when all accumulated and unpaid dividends have been paid in full (a “Nonpayment Remedy”), the holders of the convertible preferred shares shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the convertible preferred shares and all other holders of Voting Preferred Shares have terminated, the term of office of each Preferred Share Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.
Any Preferred Share Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding convertible preferred shares and any other series of Voting Preferred Shares then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Share Director (other than prior to the initial election of Preferred Share Directors after a Nonpayment) may be filled by the written consent of the Preferred Share Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Share Director being removed or if no Preferred Share Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding convertible preferred shares and any other series of Voting Preferred Shares then outstanding (voting together as a single class) when they have the voting rights described above; provided that the election of any such Preferred Share Directors will not cause us to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed). The Preferred Share Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.
Subject to the two immediately succeeding paragraphs, so long as any convertible preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding convertible preferred shares, voting as a separate class, given in person or by proxy, either in writing or at an annual or special meeting of such shareholders:
•
issue, authorize, create, or increase the authorized amount of, any Senior Shares;

•
amend, alter or repeal the provisions of our Articles or the Statement of Rights so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred shares; or

•
consummate a binding share exchange or reclassification involving the convertible preferred shares or a merger or consolidation of us with another entity, unless, in each case: (i) the convertible preferred shares remain outstanding and are not amended in any respect (other than as required by the Statement of Rights as in effect on the Initial Issue Date) or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) such convertible preferred shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the convertible preferred shares immediately prior to such consummation;
provided, however, that in the event that a transaction would trigger voting rights under both the second and third bullet point above, the third bullet point will govern; provided, further, however, that each of:
•
any increase in the amount of our authorized but unissued preferred shares;

•
any increase in the authorized or issued convertible preferred shares; and

•
the creation or issuance, or an increase in the authorized or issued amount, of any other series of Parity Shares or any class or series of Junior Shares,

will be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred shares and shall not require the affirmative vote or consent of holders of the convertible preferred shares.
In addition, without the consent of the holders of the convertible preferred shares, so long as such action does not materially adversely affect the rights, preferences, privileges or voting powers of the convertible preferred shares and limitations and restrictions thereof, we may amend, alter, supplement or repeal any terms of the convertible preferred shares to:
•
cure any ambiguity or mistake, or to correct or supplement any provision contained in the Statement of Rights establishing the terms of the convertible preferred shares that may be defective or inconsistent with any other provision contained in such Statement of Rights;

•
make any provision with respect to matters or questions relating to the convertible preferred shares that is not inconsistent with the provisions of our Articles or the Statement of Rights establishing the terms of the convertible preferred shares; or

•
waive any of our rights with respect thereto.

Without the consent of the holders of the convertible preferred shares, we may also amend, alter, supplement or repeal any terms of the convertible preferred shares to (i) conform the terms of the convertible preferred shares to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Convertible Preferred Shares” section of the preliminary prospectus supplement for the convertible preferred shares, as supplemented by the related pricing term sheet, (ii) file a certificate of correction with respect to the Statement of Rights to the extent permitted by The Companies (Jersey) Law 1991, as amended or (iii) amend the Statement of Rights for the convertible preferred shares in connection with a Reorganization Event pursuant to the provisions below under the heading “—Recapitalization, Reclassifications and Changes of Our Ordinary Shares.”
Mandatory Conversion
Each outstanding convertible preferred share, unless previously converted or redeemed, will automatically convert on the Mandatory Conversion Date (as defined below), into a number of ordinary shares equal to the conversion rate described below.
The conversion rate, which is the number of ordinary shares issuable upon conversion of each convertible preferred share on the Mandatory Conversion Date (excluding any ordinary shares issued in respect of accumulated and unpaid dividends, as described below), will be as follows:
•
if the Applicable Market Value of our ordinary shares is greater than the Threshold Appreciation Price, which is approximately $31.20, then the conversion rate will be 3.2052 ordinary shares per convertible preferred share, or the “Minimum Conversion Rate”;

•
if the Applicable Market Value of our ordinary shares is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, which is approximately $26.00, then the conversion rate will be equal to $100.00 divided by the Applicable Market Value of our ordinary shares, rounded to the nearest ten-thousandth of a share; or

•
if the Applicable Market Value of our ordinary shares is less than the Initial Price, then the conversion rate will be 3.8462 ordinary shares per convertible preferred share, or the “Maximum Conversion Rate.”

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The “Threshold Appreciation Price” is calculated by dividing $100.00 by the Minimum Conversion Rate, and represents an approximately 20% appreciation over the Initial Price. The “Initial Price” is calculated by dividing $100.00 by the Maximum Conversion Rate, and initially is approximately equal to the per share public offering price of our ordinary shares in the concurrent offering of our ordinary shares. The Fixed Conversion Rates are subject to adjustment as described in “— Anti-dilution Adjustments” below.
If we declare a dividend for the dividend period ending on, but excluding, June 1, 2024, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under “—Dividends.” If on or prior to June 1, 2024 we have not declared all or any portion of the accumulated and unpaid dividends on the convertible preferred shares, the conversion rate will be adjusted so that holders receive upon mandatory conversion of the convertible preferred shares on the Mandatory Conversion Date an additional number of ordinary shares equal to:
•
the amount of such accumulated and unpaid dividends that have not been declared, or the “Mandatory Conversion Additional Conversion Amount,” divided by

•
the greater of (i) the Floor Price and (ii) 97% of the Average Price (calculated using June 1, 2024 as the applicable Dividend Payment Date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of the number of additional shares and 97% of the Average Price, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash (rounded to the nearest cent) pro rata to the holders of the convertible preferred shares on the Mandatory Conversion Date. To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
Hypothetical Conversion Values upon Mandatory Conversion
For illustrative purposes only, the following table shows the number of ordinary shares that a holder of the convertible preferred shares would receive upon mandatory conversion of one convertible preferred share at various Applicable Market Values for our ordinary shares. The table assumes that there will be no conversion adjustments as described below in “—Anti-dilution Adjustments” and that dividends on the convertible preferred shares will be declared and paid in cash (and not in additional ordinary shares). The actual Applicable Market Value of our ordinary shares may differ from those set forth in the table below. Given an Initial Price of approximately $26.00 and a Threshold Appreciation Price of approximately $31.20, a holder of convertible preferred shares would receive on the Mandatory Conversion Date the number of ordinary shares per convertible preferred share set forth below:
Assumed Applicable Market Value of our ordinary shares	Number of ordinary shares to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of ordinary shares to be received upon mandatory conversion)
$10.00	3.8462	$38.46
$15.00	3.8462	$57.69
$20.00	3.8462	$76.92
$22.00	3.8462	$84.62
$24.00	3.8462	$92.31

Assumed Applicable Market Value of our ordinary shares	Number of ordinary shares to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of ordinary shares to be received upon mandatory conversion)
$26.00	3.8462	$100.00
$28.00	3.5714	$100.00
$30.00	3.3333	$100.00
$31.20	3.2052	$100.00
$33.50	3.2052	$107.37
$36.00	3.2052	$115.39
$38.00	3.2052	$121.80
$40.00	3.2052	$128.21
$45.00	3.2052	$144.23
$50.00	3.2052	$160.26
$65.00	3.2052	$208.34
$80.00	3.2052	$256.42
Accordingly, assuming that the market price of our ordinary shares on the Mandatory Conversion Date is the same as the Applicable Market Value of our ordinary shares, the aggregate market value of our ordinary shares you receive upon mandatory conversion of a convertible preferred share (excluding any of our ordinary shares you receive in respect of accumulated and unpaid dividends) will be:
•
greater than the $100.00 liquidation preference of the convertible preferred share, if the Applicable Market Value is greater than the Threshold Appreciation Price;

•
equal to the $100.00 liquidation preference of the convertible preferred share, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•
less than the $100.00 liquidation preference of the convertible preferred share, if the Applicable Market Value is less than the Initial Price.

Definitions
“Applicable Market Value” means the Average VWAP per ordinary share over the Settlement Period.
“Settlement Period” means the 30 consecutive Trading Day period commencing on, and including, the 31st Scheduled Trading Day immediately preceding June 1, 2024.
“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be June 1, 2024.
A “Trading Day” means a day on which:
•
there is no Market Disruption Event; and

•
trading in our ordinary shares generally occurs on the Relevant Stock Exchange;

provided that if our ordinary shares are not listed or admitted for trading on a Relevant Stock Exchange, “Trading Day” means a “Business Day.”
A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.
“Market Disruption Event” means:
•
a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

•
or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our ordinary shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our ordinary shares.

“Relevant Stock Exchange” means NYSE or, if our ordinary shares are not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which our ordinary shares are then listed or, if our ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which our ordinary shares are then listed or admitted for trading.
“VWAP” per ordinary share on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CLVT <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per ordinary share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose). The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in such period.
Early Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below in “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of convertible preferred shares have the right to convert their convertible preferred shares, in whole or in part (but in no event less than one convertible preferred share), at any time prior to June 1, 2024 (an “Early Conversion”), into our ordinary shares at the Minimum Conversion Rate per convertible preferred share.
If, as of the conversion date (as defined below under “—Conversion Procedures—Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change”) of any Early Conversion, or the “Early Conversion Date,” we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their convertible preferred shares at such time receive upon early conversion of the convertible preferred shares an additional number of ordinary shares equal to:
•
such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods, or the “Early Conversion Additional Conversion Amount,” divided by

•
the greater of (i) the Floor Price and (ii) the Average VWAP per ordinary share over the 30 consecutive Trading Day period, or the “Early Conversion Settlement Period,” commencing on, and including, the 31st Scheduled Trading Day immediately preceding the Early Conversion Date, or the “Early Conversion Average Price.”

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver ordinary shares in respect of such shortfall.
Except as described above, upon any Early Conversion of any convertible preferred shares, we will make no payment or allowance for unpaid dividends on such convertible preferred shares, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted convertible preferred shares as of such Regular Record Date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount
General
If a “Fundamental Change” (as defined below) occurs on or prior to June 1, 2024, holders of the convertible preferred shares will have the right, or the “Fundamental Change Conversion Right,” during the Fundamental Change Conversion Period (as defined below) to:
(i)
convert their convertible preferred shares, in whole or in part (but in no event less than one convertible preferred share), into ordinary shares at the conversion rate specified in the table below, or the “Fundamental Change Conversion Rate”;

(ii)
with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount (as defined below) payable in cash or ordinary shares; and

(iii)
with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or ordinary shares,

subject in the case of clauses (ii) and (iii) to certain limitations with respect to the number of ordinary shares that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a declared dividend and prior to the next Dividend Payment Date, such dividend will be paid on such Dividend Payment Date to the holders of record as of such Regular Record Date, as described under “— Dividends” and will not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount will not include the present value of the payment of such dividend.
To exercise this Fundamental Change Conversion Right, holders must submit their convertible preferred shares for conversion at any time during the period, which we call the “Fundamental Change Conversion Period,” beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change), but in no event later than June 1, 2024. Holders of the convertible preferred shares that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders of the convertible preferred shares who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their convertible preferred shares at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-whole Amount or the relevant Accumulated Dividend Amount. The “Fundamental Change Conversion Date” refers to the conversion date (as defined below under “— Conversion Procedures—Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change”) during the Fundamental Change Conversion Period.
We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following the Fundamental Change Effective Date.
A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the convertible preferred shares, if any of the following occurs:
(i)
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our ordinary shares, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;
(ii)
the consummation of (A) any recapitalization, reclassification or change of our ordinary shares (other than changes resulting from a subdivision or combination or change in par value) as a result of which our ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our ordinary shares will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our direct or indirect wholly-owned subsidiaries; or

(iii)
our ordinary shares (or other ordinary shares, other common equity or depositary receipts in respect of common equity or similar certificates, in each case, underlying the convertible preferred shares) cease to be listed for trading on any of NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by our ordinary shareholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of ordinary shares, other common equity, depositary receipts representing common equity interests or similar certificates, in each case, that are listed on any of NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.
Fundamental Change Conversion Rate
The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of the Fundamental Change, or the “Fundamental Change Effective Date,” and the price, or the “Fundamental Change Share Price,” paid (or deemed paid) per ordinary share in such Fundamental Change. If all holders of our ordinary shares receive only cash in exchange for their ordinary shares in the Fundamental Change, the Fundamental Change Share Price shall be the cash amount paid per share. Otherwise, the Fundamental Change Share Price shall be the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.
The Fundamental Change Share Prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the convertible preferred shares are adjusted. The adjusted Fundamental Change Share Prices will equal (i) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-dilution Adjustments.”
The following table sets forth the Fundamental Change Conversion Rate per convertible preferred share for each Fundamental Change Share Price and Fundamental Change Effective Date set forth below.

Fundamental Change Effective Date	Fundamental Change Share Price
	$10.00	$15.00	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$31.20	$33.50	$36.00	$38.00	$40.00	$45.00	$50.00	$65.00	$80.00
June 14, 2021	3.6716	3.5095	3.3862	3.3491	3.3180	3.2923	3.2711	3.2537	3.2449	3.2308	3.2190	3.2116	3.2058	3.1962	3.1914	3.1896	3.1932
June 1, 2022	3.7591	3.6104	3.4674	3.4202	3.3794	3.3448	3.3158	3.2918	3.2796	3.2598	3.2432	3.2329	3.2246	3.2109	3.2037	3.1987	3.2003
June 1, 2023	3.8327	3.7494	3.6003	3.5375	3.4788	3.4262	3.3808	3.3426	3.3231	3.2919	3.2662	3.2506	3.2386	3.2198	3.2108	3.2046	3.2047
June 1, 2024	3.8462	3.8462	3.8462	3.8462	3.8462	3.8462	3.5714	3.3333	3.2052	3.2052	3.2052	3.2052	3.2052	3.2052	3.2052	3.2052	3.2052
The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:
•
if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;

•
if the Fundamental Change Share Price is in excess of $80.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•
if the Fundamental Change Share Price is less than $10.00 per share (subject to adjustment in the same manner as the Fundamental Change Share Prices above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount
For any convertible preferred shares that are converted during the Fundamental Change Conversion Period, in addition to the ordinary shares issued upon conversion at the Fundamental Change Conversion Rate, we will at our option (subject to satisfaction of the requirements described below):
(a)
pay in cash (rounded to the nearest cent), to the extent we are legally permitted to do so, the present value, computed using a discount rate of 5.25% per annum, of all dividend payments on the convertible preferred shares (excluding any Accumulated Dividend Amount) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all the remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, June 1, 2024, or the “Fundamental Change Dividend Make-whole Amount”;

(b)
increase the number of ordinary shares to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

(c)
pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and ordinary shares in accordance with the provisions of clauses (a) and (b) above.

In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their convertible preferred shares within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. As used herein, the term “Accumulated Dividend Amount” means, in connection with a Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change Effective Date, including for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. The Accumulated Dividend Amount will be payable at our election (subject to satisfaction of the requirements described below):
•
in cash (rounded to the nearest cent), to the extent we are legally permitted to do so;

•
in an additional number of ordinary shares equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

•
through any combination of cash and ordinary shares in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in ordinary shares.
If we elect to deliver ordinary shares in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount (or, if applicable, the dollar amount of any portion thereof paid in ordinary shares) exceeds the product of the number of additional shares we deliver in respect thereof and 97% of the Fundamental Change Share Price, we will, if we are able to do so under applicable Jersey law, pay such excess amount in cash (rounded to the nearest cent). To the extent that we are not able to pay such excess amount in cash under applicable Jersey law, we will not have any obligation to pay such amount in cash or deliver additional ordinary shares in respect of such amount.
No fractional ordinary shares will be delivered to converting holders of the convertible preferred shares in respect of the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. We will instead pay a cash amount (rounded to the nearest cent) to each converting holder that would otherwise be entitled to receive a fraction of an ordinary share based on the Average VWAP per ordinary share over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant conversion date. In the event that we cannot pay such cash amount in lieu of a fractional share for any reason, we will instead round up our share delivery obligation to each holder to the nearest whole ordinary share.
However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-whole Amount (whether in cash or in ordinary shares), in whole or in part, due to limitations of applicable Jersey law, the Fundamental Change Conversion Rate will instead be increased by a number of ordinary shares equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, we will not have any obligation to pay the shortfall in cash or deliver additional ordinary shares in respect of such amount.
Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:
•
the Fundamental Change Conversion Rate;

•
the Fundamental Change Dividend Make-whole Amount and whether we will pay such amount in cash, ordinary shares or a combination thereof, specifying the combination, if applicable; and

•
the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, ordinary shares or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-whole Amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures
Upon Mandatory Conversion
Any outstanding convertible preferred shares will automatically convert into ordinary shares on the Mandatory Conversion Date.
If more than one convertible preferred share held by the same holder is automatically converted on the Mandatory Conversion Date, the number of ordinary shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of our convertible preferred shares so converted.
You will not be required to pay any transfer taxes or duties relating to the issuance or delivery of our ordinary shares upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the ordinary shares in a name other than your own.
So long as the convertible preferred shares being converted are in global form, except as set forth in the provisions “—Anti-Dilution Adjustments”, the ordinary shares issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by the Company to the converting holder of any cash to which the converting holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after you have paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the ordinary shares issuable upon mandatory conversion of the convertible preferred shares will be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the Mandatory Conversion Date, the ordinary shares issuable upon conversion of the convertible preferred shares will not be deemed to be outstanding for any purpose and you will have no rights with respect to such ordinary shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares, by virtue of holding the convertible preferred shares.
Upon Early Conversion or Upon a Conversion in Connection with a Fundamental Change
If a holder elects to convert the convertible preferred shares prior to June 1, 2024, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” you must observe the following conversion procedures:
•
if such holder holds a beneficial interest in a global convertible preferred share, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program; and

•
if such holder holds convertible preferred shares in certificated form, such holder must comply with certain procedures set forth in the Statement of Rights.

The “conversion date” will be the date on which you have satisfied the foregoing requirements, to the extent applicable.
If more than one convertible preferred share is surrendered for conversion at one time by or for the same holder, the number of ordinary shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of convertible preferred shares so surrendered.
You will not be required to pay any taxes or duties relating to the issuance or delivery of our ordinary shares upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the ordinary shares in a name other than your own.
So long as the convertible preferred shares being converted are in global form, except as set forth in the provisions “—Anti-Dilution Adjustments”, the ordinary shares will be issued and delivered to the converting holder through the facilities of DTC on the latest of (i) the second Business Day immediately succeeding the conversion date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the ordinary shares issuable upon early conversion of the convertible preferred shares or upon conversion in connection with a Fundamental Change will be treated as the record holder(s) of such shares as of the close of business on the Early Conversion Date or Fundamental Change Conversion Date, as applicable. Except as provided in “—Anti-dilution Adjustments,” prior to the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date, the ordinary shares issuable upon early conversion of the convertible preferred shares will not be outstanding for any purpose and you will have no rights with respect to such ordinary shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares, by virtue of holding the convertible preferred shares.
Fractional Shares
No fractional ordinary shares will be issued to holders of the convertible preferred shares upon conversion. In lieu of any fractional ordinary shares otherwise issuable in respect of the aggregate number of convertible preferred shares of any holder that are converted, that holder will be entitled to receive an amount in cash (rounded to the nearest cent) equal to the product of: (i) that same fraction and (ii) the Average VWAP of our ordinary shares over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant conversion date. In the event that we cannot pay such amount in cash in lieu of a fractional share for any reason, we will instead round up our share delivery obligation to each holder to the nearest whole ordinary share.
Anti-dilution Adjustments
Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the convertible preferred shares participate (other than in the case of a share split or share combination or a tender or exchange offer described in clause (5) below), at the same time and upon the same terms as holders of our ordinary shares and solely as a result of holding the convertible preferred shares, in any of the transactions described below without having to convert their convertible preferred shares as if they held a number of ordinary shares equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of convertible preferred shares held by such holder.
(1)
If we exclusively issue ordinary shares as a dividend or distribution on our ordinary shares, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0
where,
CR0 =
such Fixed Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =
such Fixed Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 =
the number of ordinary shares outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =
the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
“Effective date” as used in this clause (1) means the first date on which the ordinary shares trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our ordinary shares (or other applicable security) have the right to receive any cash, securities or other property or in which our ordinary shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our ordinary shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
(2)
If we issue to all or substantially all holders of our ordinary shares any rights, options or warrants (other than pursuant to a shareholders’ rights plan) entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase our ordinary shares at a price per share that is less than the Average VWAP per ordinary share for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y
where,
CR0 =
such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 =
such Fixed Conversion Rate in effect immediately after the close of business on such record date;

OS0 =
the number of ordinary shares outstanding immediately prior to the close of business on such record date;

X    =
the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y    =
the number of ordinary shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or ordinary shares are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.
For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our ordinary shares to subscribe for or purchase ordinary shares at less than such Average VWAP per share for the ten consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.
(3)
If we distribute shares of our share capital, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our share capital or other securities, to all or substantially all holders of our ordinary shares, excluding:

•
dividends, distributions or issuances as to which the provisions set forth in in clause (1) or (2) shall apply;

•
dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•
any dividends and distributions upon conversion of, or in exchange for, our ordinary shares in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the consideration due upon conversion as described below under “— Recapitalizations, Reclassifications and Changes of Our Ordinary Shares”;

•
except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then each Fixed Conversion Rate will be increased based on the following formula:
CR1 = CR0 ×	SP0 SP0 – FMV
where,
CR0 =
such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =
such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0 =
the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV =
the fair market value (as determined by us in good faith) of the shares of share capital, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per ordinary share on the ex-date for such distribution.

“Ex-date” means the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each convertible preferred share, at the same time and upon the same terms as holders of our ordinary shares, the amount and kind of our share capital, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our share capital or other securities that such holder would have received if such holder owned a number of ordinary shares equal to the Maximum Conversion Rate in effect on the record date for the distribution.
If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•
we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•
we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with our ordinary shares and will be issued in respect of future issuances of the ordinary shares.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our ordinary shares of shares of share capital of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” each Fixed Conversion Rate will be increased based on the following formula:
CR1 = CR0 ×	FMV0 + MP0 MP0
where,
  CR0 =
such Fixed Conversion Rate in effect immediately prior to the open of business on the ex-date for the spin-off;

  CR1 =
such Fixed Conversion Rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV0 =
the Average VWAP per share of the share capital or similar equity interest distributed to holders of our ordinary shares applicable to one ordinary share over the ten consecutive Trading Day period commencing on, and including, the ex-date for the spin-off, or the “valuation period”; and

  MP0 =
the Average VWAP per ordinary share over the valuation period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the valuation period but will be given retroactive effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of convertible preferred shares where any date for determining the number of ordinary shares issuable to a holder occurs during the valuation period until the second Business Day after the last Trading Day of such valuation period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(4)
If any cash dividend or distribution is made to all or substantially all holders of our ordinary shares, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 – C
where,
CR0 =
such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 =
such Fixed Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

 SP0 =
the Average VWAP per ordinary share over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such distribution; and

   C =
the amount in cash per share we distribute to all or substantially all holders of our ordinary shares.

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder shall receive, in respect of each convertible preferred share, at the same time and upon the same terms as holders of our ordinary shares, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our ordinary shares (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the Average VWAP per ordinary share over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, or the “expiration date,” each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1
where,
CR0 =
such Fixed Conversion Rate in effect immediately prior to the close of business on the expiration date;

CR1 =
such Fixed Conversion Rate in effect immediately after the close of business on the expiration date;

AC =
the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of our ordinary shares outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of our ordinary shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the Average VWAP of our ordinary shares over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date (the “averaging period”).

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the averaging period but will be given retroactive effect as of immediately after the close of business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of convertible preferred shares where any date for determining the number of ordinary shares issuable to a holder occurs during the averaging period until the second Business Day after the last Trading Day of such averaging period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate.
In the event that we or one of our subsidiaries is obligated to purchase ordinary shares pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).
We may, to the extent permitted by law and the rules of NYSE or any other securities exchange on which our ordinary shares or the convertible preferred shares are then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and we determine that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our ordinary shares resulting from any dividend or distribution of our ordinary shares (or issuance of rights or warrants to acquire our ordinary shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.
Holders of the convertible preferred shares may, in certain circumstances, including a distribution of cash dividends to holders of our ordinary shares, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See “Tax Considerations—U.S. Federal Income Tax Considerations.”
If we have a rights plan in effect upon conversion of the convertible preferred shares into ordinary shares, you will receive, in addition to any ordinary shares received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the ordinary shares in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our ordinary shares, shares of our share capital, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a shareholder rights plan in effect.
Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of an ordinary share. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% to each of the Fixed Conversion Rates; provided that if an adjustment is not made because the adjustment does not change each of the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of ordinary shares issuable to a holder upon any conversion of the convertible preferred shares, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.
The Fixed Conversion Rates will not be adjusted:

•
upon the issuance of any of our ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in ordinary shares under any plan;

•
upon the issuance of any ordinary shares or options, rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the convertible preferred shares was first issued;

•
for a change in the par value of our ordinary shares;

•
for sales of our ordinary shares for cash, other than in a transaction described in clause (2) or clause (3) above;

•
for share repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a share repurchase program approved by our board of directors; or

•
for accumulated dividends on the convertible preferred shares, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Except as otherwise provided above, we will be responsible for making all calculations called for under the convertible preferred shares and we will make these calculations in good faith. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the convertible preferred shares.
We will be required, reasonably promptly (but in any event within 10 Business Days) after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the convertible preferred shares. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.
For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $100.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).
Whenever the terms of the convertible preferred shares require us to calculate the VWAP per ordinary share over a span of multiple days, we will make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).
If:
•
the record date for a dividend or distribution on our ordinary shares occurs after the end of the 30 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•
that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the convertible preferred shares had such record date occurred on or before the last Trading Day of such 30 Trading Day period, then we will deem the holders of the convertible preferred shares to be holders of record of our ordinary shares for purposes of that dividend or distribution. In this case, the holders of the convertible preferred shares would receive the dividend or distribution on our ordinary shares together with the number of our ordinary shares issuable upon mandatory conversion of the convertible preferred shares.
Recapitalizations, Reclassifications and Changes of Our Ordinary Shares
In the event of:
•
any consolidation or merger of us with or into another person;

•
any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•
any reclassification of our ordinary shares into securities (other than a share split or share combination), including securities other than our ordinary shares; or

•
any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our ordinary shares would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each convertible preferred share outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the convertible preferred shares, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its convertible preferred shares into ordinary shares immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one ordinary share is entitled to receive), and, at the effective time of such Reorganization Event, we may amend the Statement of Rights without the consent of the holders of the convertible preferred shares to provide for such change in the convertibility of the convertible preferred shares.
If the transaction causes our ordinary shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Exchange Property into which the convertible preferred shares will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our ordinary shares in such Reorganization Event.
The number of Units of Exchange Property we will deliver upon conversion of each convertible preferred share, pursuant to the acquisition termination redemption provisions or as a payment of dividends on the convertible preferred shares, as applicable, following the effective date of such Reorganization Event will be determined as if references to our ordinary shares in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a Fundamental Change, the acquisition termination redemption provisions and/or the description of the relevant dividend payment provisions, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the convertible preferred shares become holders of record of the underlying ordinary shares). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by us, except that if a Unit of Exchange Property includes ordinary shares, other common equity or American Depositary Receipts (“ADRs”), that are traded on a U.S. national securities exchange, the value of such ordinary shares, other common equity or ADRs will be the average over the 30 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such ordinary shares, other common equity or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by us); or, if such price is not available, the average market value per share of such ordinary shares, other common equity or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “— Anti-dilution Adjustments” will apply to any ordinary shares, other common equity or ADRs of us or any successor received by the holders of our ordinary shares in any such Reorganization Event. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the convertible preferred shares of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
We will not become a party to any Reorganization Event unless its terms are consistent with the provisions described under this “—Recapitalizations, Reclassifications and Changes of Our Ordinary Shares” caption. On or before the date the Reorganization Event becomes effective, we and, if applicable, the resulting, surviving or transferee person (if not us) of such Reorganization Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as we reasonably determine are necessary or desirable to (i) provide for subsequent adjustments to the Fixed Conversion Rates in a manner consistent with the provisions described above; and (ii) give effect to such other provisions, if any, as we reasonably determine are appropriate to preserve the economic interests of the holders of the convertible preferred shares and to give effect to the provisions described above.
It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the convertible preferred shares.
Reservation of Shares
We will at all times reserve and keep available out of our authorized and unissued ordinary shares, solely for issuance upon conversion of the convertible preferred shares, the maximum number of our ordinary shares as shall be issuable from time to time upon the conversion of all the convertible preferred shares then outstanding (assuming, for such purposes, the maximum increase in the conversion rate in connection with the Mandatory Conversion Additional Conversion Amount).
Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent
Continental Stock Transfer & Trust Company is the transfer agent and registrar of our ordinary shares and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the convertible preferred shares.
Book-Entry, Delivery and Form
The convertible preferred shares will be issued in global form. DTC or its nominee will be the sole registered holder of the convertible preferred shares. Ownership of beneficial interests in the convertible preferred shares in global form will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through such participants. Ownership of beneficial interests in the convertible preferred shares in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).
So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the convertible preferred shares, DTC or such nominee, as the case may be, will be considered the sole holder of the convertible preferred shares represented by such global certificate for all purposes under the Statement of Rights establishing the terms of the convertible preferred shares. No beneficial owner of an interest in the convertible preferred shares in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Statement of Rights establishing the terms of the convertible preferred shares.

Payments of dividends on the global certificate representing the convertible preferred shares will be made to DTC or its nominee, as the case may be, as the registered holder thereof.
None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the convertible preferred shares or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the convertible preferred shares, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the convertible preferred shares as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the convertible preferred shares held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. We understand that DTC is:
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a limited purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:
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securities brokers and dealers;

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banks and trust companies; and

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clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).
Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
If DTC is at any time unwilling or unable to continue as a depositary for the convertible preferred shares in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Beneficial interests in convertible preferred shares in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TAXATION
U.S. Federal Income Tax Considerations
The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) of the ownership, disposition, and conversion of the convertible preferred shares issued pursuant to this offering and the ownership and disposition of any ordinary shares into which such convertible preferred shares may be converted. This summary applies only to U.S. Holders that acquire convertible preferred shares in exchange for cash in this offering, hold ordinary shares as capital assets within the meaning of Section 1221 of the Code and have the U.S. dollar as their functional currency.
This discussion is based on the tax laws of the United States as in effect on the date of this document, including the Code and U.S. Treasury regulations in effect as of the date of this document, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, and any such change could apply retroactively and could affect the U.S. federal income tax consequences described below. The statements in this discussion are not binding on the Internal Revenue Service (the “IRS”) or any court, and thus no assurance can be provided that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. Furthermore, this discussion does not address any estate or gift tax consequences, any state, local or non-U.S. tax consequences or any other tax consequences other than U.S. federal income tax consequences.
The following discussion does not describe all the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:
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banks and certain other financial institutions;

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regulated investment companies;

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real estate investment trusts;

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insurance companies;

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broker-dealers;

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traders that elect to mark to market;

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tax-exempt entities or individual retirement accounts;

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persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;

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U.S. expatriates;

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persons holding convertible preferred shares or ordinary shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

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persons that actually or constructively own 10 percent or more of our shares by vote or value;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares being taken into account in an applicable financial statement;

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persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States; or

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persons holding convertible preferred shares or ordinary shares through partnerships or other pass-through entities.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNERSHIP, DISPOSITION, AND CONVERSION OF THE CONVERTIBLE PREFERRED SHARES ISSUED PURSUANT TO THIS OFFERING AND THE OWNERSHIP AND DISPOSITION OF ANY ORDINARY SHARES.

As used herein, the term “U.S. Holder” means a beneficial owner of ordinary shares that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds convertible preferred shares or ordinary shares generally will depend on such partner’s status and the activities of the partnership. A U.S. Holder that is a partner in such partnership should consult its tax advisor.
Taxation of Distributions
Subject to the PFIC considerations discussed below, the gross amount of distributions made by us with respect to convertible preferred shares or ordinary shares (including the amount of non-U.S. taxes withheld therefrom, if any) generally will be includible as dividend income in a U.S. Holder’s gross income, to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its convertible preferred shares or ordinary shares, and thereafter as capital gain recognized on a sale or exchange. As we generally do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should assume all distributions will be treated as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at a lower applicable rate, if certain conditions are satisfied, including, among other things, certain holding period requirements and a requirement either (i) that the stock with respect to which such dividend is paid is readily tradable on an established securities market (such as NYSE) in the United States or (ii) that the company paying the dividend qualifies for the benefit of a U.S. income tax treaty that meets certain requirements. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our convertible preferred shares or ordinary shares.
Dividends on our convertible preferred shares or ordinary shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, any foreign taxes withheld on any distributions on our convertible preferred shares or ordinary shares may be eligible for credit against a U.S. Holder’s federal income tax liability. For foreign tax credit purposes, dividends distributed with respect to our convertible preferred shares or ordinary shares will generally constitute “passive category income.” In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year.
If we are a “United States-owned foreign corporation,” however, a portion of the dividends allocable to our U.S. source earnings and profits may be re-characterized as U.S. source for foreign tax credit purposes. A “United States owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more of the stock (by vote or by value). In general, United States-owned foreign corporations with less than 10% of their earnings and profits attributable to sources within the United States are excepted from these rules. The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. Holders should consult their own tax advisors about the impact of these rules in their particular situations.

If we make a distribution on our convertible preferred shares in the form of our ordinary shares, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as cash distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such ordinary shares will equal the fair market value of such ordinary shares on the distribution date, and a U.S. Holder’s holding period for such ordinary shares will begin on the day following the distribution date.
Extraordinary Dividends
Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in the convertible preferred shares or our ordinary shares could be characterized as “extraordinary dividends” under the Code. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our convertible preferred shares or ordinary shares as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Taxation of Distributions.”
Adjustments to Conversion Rate
The conversion rate of our convertible preferred shares is subject to adjustment under specified circumstances. In such circumstances, a U.S. Holder that holds our convertible preferred shares may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments on the convertible preferred shares may cause a U.S. Holder of our ordinary shares to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the convertible preferred shares generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments (including, without limitation, adjustments in respect of taxable dividends to our ordinary shareholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula.
If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of convertible preferred shares will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Taxation of Distributions.”
Sale or Other Taxable Disposition of Convertible Preferred Shares or Ordinary Shares
Subject to the PFIC considerations discussed below, upon a sale or other taxable disposition of our convertible preferred shares (other than pursuant to a conversion or redemption described below) or ordinary shares, a U.S. Holder will generallly recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such convertible preferred shares or ordinary shares as applicable. Any such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally are subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Gain or loss, if any, realized by a U.S. Holder on such a sale or other disposition of our convertible preferred shares or ordinary shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the tax consequences of the sale or other dispositions of our convertible preferred shares or ordinary shares in their particular circumstances.
Conversion of Convertible Preferred Shares into Ordinary Shares
Subject to the discussions of the PFIC rules discussed below, any cash received in lieu of a fractional ordinary share, and any cash or ordinary shares received in respect of accrued and unpaid dividends that have been declared or any Fundamental Change Dividend Make-whole Amount, a U.S. Holder generally will not recognize any gain or loss upon the conversion of our convertible preferred shares into our ordinary shares.
Any cash or ordinary shares received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Taxation of Distributions,” with any ordinary shares received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such ordinary shares determined as of the date of conversion.
Any cash received upon conversion in lieu of a fractional ordinary share generally will be treated as a payment in a taxable exchange for such fractional ordinary share, and gain or loss will be recognized on the receipt of such cash in an amount equal to the difference, if any, between the amount of such cash received and the U.S. Holder’s adjusted tax basis allocable to the fractional ordinary share deemed exchanged. Any such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the convertible preferred shares exceeds one year at the time of conversion. Any such gain or loss generally will be U.S.-source gain or loss for U.S. foreign tax credit purposes. For non-corporate taxpayers, long-term capital gains generally are eligible for reduced rates of taxation. The deductibility of capital losses may be subject to limitations.
The tax treatment of a U.S. Holder’s receipt of any cash or ordinary shares paid upon conversion in respect of accrued and unpaid dividends that have not been declared is uncertain. Although not free from doubt, we believe the receipt of such cash or ordinary shares should be treated as additional consideration received by the U.S. Holder upon conversion of the convertible preferred shares into ordinary shares. Similarly, the receipt of cash or ordinary shares paid in respect of any Fundamental Change Dividend Make-whole Amount should be treated as additional consideration received by the U.S. Holder upon conversion of our convertible preferred shares into ordinary shares. Accordingly, the receipt of cash should be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain realized by a U.S. Holder on conversion will equal the excess, if any, of (i) the sum of the fair market value of our ordinary shares received upon conversion (including any fractional ordinary share for which cash is received) and any cash received (other than amounts of cash or ordinary shares received in respect of accrued and unpaid dividends that have been declared, and any cash received in lieu of a fractional ordinary share, each of which will be treated as discussed above) over (ii) the U.S. Holder’s aggregate tax basis in our convertible preferred shares immediately prior to conversion. The character of any such gain recognized (which will be the lesser of such realized gain and such cash) is uncertain. If the receipt of the cash attributable to the dividends to be paid in respect of a portion of the then current dividend period or future dividends is considered to have the effect of a dividend, as determined for U.S. federal income tax purposes, any such gain (to the extent recognized) would be taxable as a dividend to the extent of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of any cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any Fundamental Change Dividend Make-whole Amount, exceeds the gain, if any, realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our ordinary shares received on conversion. A U.S. Holder will not be permitted to recognize any loss realized upon its conversion of our convertible preferred shares into our ordinary shares.
U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or ordinary shares made in respect of accrued and unpaid dividends that have not been declared is not certain and may be challenged by the IRS). It is possible that a U.S. Holder could be treated as receiving a distribution on its convertible preferred shares, which will be treated as described above under “—Taxation of Distributions,” to the extent of the lesser of (i) the excess of (A) the fair market value of the ordinary shares received over (B) the issue price of the convertible preferred shares, and (ii) the amount of any accrued and unpaid dividends that have not been declared.
Except as discussed in the last sentence of this paragraph, a U.S. Holder’s aggregate tax basis in ordinary shares received upon conversion of convertible preferred shares (including any fractional ordinary share treated as received upon conversion and then exchanged for cash) will equal the U.S. Holder’s aggregate tax basis in the converted convertible preferred shares, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the U.S. Holder’s holding period of such ordinary shares will include the U.S. Holder’s holding period of the converted convertible preferred shares. Ordinary shares received in payment of accrued and unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have a tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the date of conversion.
In the event a U.S. Holder’s convertible preferred shares is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.
Acquisition Termination Redemption
If, as a result of an acquisition termination redemption, a U.S. Holder receives from us a combination of cash and our ordinary shares pursuant to the payment of the Acquisition Termination Make-whole Amount, we intend to treat the acquisition termination redemption as a recapitalization for U.S. federal income tax purposes. As a result, no loss would be recognized upon such acquisition termination redemption, but the U.S. Holder would be required to recognize any gain in an amount equal to the lesser of (1) the cash payment (excluding cash received in lieu of a fractional share and cash received attributable to accrued but unpaid dividends that have been declared) and (2) the excess of (i) the fair market value of our ordinary shares and cash received in the acquisition termination redemption (excluding ordinary shares or cash received attributable to accrued but unpaid dividends that have been declared) over (ii) the U.S. Holder’s adjusted tax basis in the convertible preferred share at the time of redemption. Any gain recognized will be taxed as capital gain as long as it is “not essentially equivalent to a dividend” with respect to the U.S. Holder, and otherwise the acquisition termination redemption will be taxed in the same manner as a distribution as described above under “—Taxation of Distributions.” If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from an acquisition termination redemption would be considered “not essentially equivalent to a dividend” and would be treated as capital gain as described above under “—Sale or Other Taxable Disposition of Convertible Preferred Shares or Ordinary Shares.” The U.S. Holder’s tax basis in our ordinary shares received upon redemption of convertible preferred share would be the same as its tax basis in the convertible preferred shares surrendered in the redemption, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment (other than any cash attributable to accrued but unpaid dividends that have been declared). A U.S. Holder’s holding period for our ordinary shares received upon redemption of a convertible preferred share would include the holding period for such convertible preferred share. Cash received in lieu of a fractional share generally would be treated as a payment in exchange for the fractional share. Accordingly, assuming the acquisition termination redemption is “not essentially equivalent to a dividend,” the receipt of cash in lieu of a fractional share generally would result in capital gain or loss measured by the difference between the cash received for the fractional share and the adjusted tax basis in the fractional share. Ordinary shares and cash received that are attributable to accrued but unpaid dividends that have been declared will be taxable as described under “—Taxation of Distributions” above as if the U.S. Holder had received cash in respect of such dividends equal to the fair market value of such ordinary shares on the date of the acquisition termination redemption. It is also possible that the receipt of the cash or ordinary shares attributable to accrued but unpaid dividends that have not been declared may be considered to represent a dividend and would be taxable as described above under “—Taxation of Distributions.” If a U.S. Holder receives solely cash pursuant to the payment of the Acquisition Termination Make-whole Amount, assuming the acquisition termination redemption is “not essentially equivalent to a dividend,” such payment will be treated as described above under “—Sale or Other Taxable Disposition of Convertible Preferred Shares or Ordinary Shares.” Alternatively, if there is a complete termination of such U.S. Holder’s interest who receives solely cash pursuant to the payment of the Acquisition Termination Make-whole Amount , such payment will also be treated as described above under “—Sale or Other Taxable Disposition of Convertible Preferred Shares or Ordinary Shares.” There will be a complete termination of such U.S. Holder’s interest if either (i) all of the convertible preferred shares or ordinary shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the convertible preferred shares or ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of the convertible preferred shares or ordinary shares owned by certain family members and such U.S. Holder does not constructively own any other convertible preferred shares or ordinary shares.
Passive Foreign Investment Company Considerations
We will be classified as a PFIC for any taxable year if either: (a) at least 75 percent of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50 percent of the value of our assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25 percent or more (by value) of the shares. Passive income includes, among other things, interest, dividends, rents, certain non-active royalties and capital gains.
Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds convertible preferred shares or ordinary shares, we would continue to be treated as a PFIC with respect to such U.S. Holder’s convertible preferred shares or ordinary shares unless (i) we ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules.
Based on the current composition of our income and assets, we do not believe that we were a PFIC in 2020, and do not currently expect to become a PFIC in the forseeable future. However, the PFIC asset and income tests are factual determinations that depend on, among other things, the composition of the income and assets, and the market value of the assets, of us and our subsidiaries from time to time, and thus the determination can only be made annually after the close of each taxable year. Therefore, no assurance can be given that we will not be classified as a PFIC for the current taxable year or any future taxable year.
If we were considered a PFIC at any time that a U.S. Holder holds our convertible preferred shares or ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of our convertible preferred shares or ordinary shares, as well as the amount of any “excess distribution” (as defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for our convertible preferred shares or ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on our convertible preferred shares or ordinary shares exceeds 125 percent of the average of the annual distributions on our convertible preferred shares or ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. In addition, if we were a PFIC and any of our subsidiaries was also a PFIC, a U.S. Holder could also be subject to the adverse tax consequences described above with respect to any gain or “excess distribution” realized or deemed realized in respect of such subsidiary PFIC. Certain elections may be available that would result in alternative treatments of our convertible preferred shares or ordinary shares if we were considered a PFIC; however, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a “qualified electing fund” election. In addition, if we were a PFIC for any taxable year, dividends received by a non-corporate U.S. Holder in that taxable year or the subsequent taxable year would not be eligible for the lower rate of tax applicable to “qualified dividend income.” If we were considered a PFIC, a U.S. Holder would also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in our convertible preferred shares or ordinary shares and the potential consequences related thereto.

Information Reporting and Backup Withholding
Dividend payments with respect to our convertible preferred shares (including constructive distributions or distributions of ordinary shares treated as dividends) or ordinary shares and proceeds from the sale, exchange or redemption of our convertible preferred shares or ordinary shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Because constructive distributions deemed received by a U.S. Holder and payments of ordinary shares that are treated as dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from current or subsequent payments of cash or ordinary shares payable to the U.S. Holder.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our convertible preferred shares or ordinary shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for convertible preferred shares or ordinary shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these and any other information reporting requirements to their acquisition and ownership of our convertible preferred shares or ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR MANDATORY CONVERTIBLE PREFERRED SHARES OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Jersey Tax Considerations
This summary of Jersey taxation issues can only provide a general overview of this area and it is not a description of all the tax considerations that may be relevant to a decision to invest in Clarivate.
The following summary of the anticipated treatment of Clarivate and holders of convertible preferred shares and ordinary shares (other than residents of Jersey) is based on Jersey taxation law and practice as it is understood to apply at the date of this document and may be subject to any changes in Jersey law occurring after such date. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice (including such tax law and practice as it applies to any land or building situate in Jersey). Legal advice should be taken with regard to individual circumstances. Prospective investors in the convertible preferred shares and ordinary shares should consult their professional advisors on the implications of acquiring, buying, selling or otherwise disposing of convertible preferred shares or ordinary shares in Clarivate under the laws of any jurisdiction in which they may be liable to taxation.
Shareholders should note that tax law and interpretation can change and that, in particular, the levels and basis of, and reliefs from, taxation may change and may alter the benefits, if any, of investment in Clarivate.

Any person who is in any doubt about their tax position or who is subject to taxation in a jurisdiction other than Jersey should consult their own professional advisor.
Company Residence
Under the Income Tax (Jersey) Law 1961 (as amended) (“Tax Law”), a company shall be regarded as resident in Jersey if it is incorporated under the Jersey Companies Law unless:
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its business is centrally managed and controlled outside Jersey in a country or territory where the highest rate at which any company may be charged to tax on any part of its income is 10% or higher; and

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the company is resident for tax purposes in that country or territory.

It is intended that Clarivate will not be resident for tax purposes in Jersey and not subject to any rate of tax in Jersey as it will instead be resident in the United Kingdom where the tax rate is in excess of 10%.
Summary
Under current Jersey law, there are no capital gains, capital transfer, gift, wealth or inheritance taxes, or any death or estate duties. No capital or stamp duty is levied in Jersey on the issue, conversion, redemption, or transfer of convertible preferred shares or ordinary shares. On the death of an individual holder of convertible preferred shares or ordinary shares (whether or not such individual was domiciled in Jersey), duty at rates of up to 0.75% of the value of the relevant convertible preferred shares or ordinary shares may be payable on the registration of any Jersey probate or letters of administration which may be required in order to transfer, convert, redeem, or make payments in respect of, convertible preferred shares or ordinary shares held by a deceased individual sole shareholder, subject to a cap of £100,000.
Income Tax
The general rate of income tax under the Tax Law on the profits of companies regarded as resident in Jersey or having a permanent establishment in Jersey is 0% (“zero tax rating”) though certain exceptions from zero tax rating might apply. As discussed above under “—Company Residence,” it is intended that the Company is tax resident in the United Kingdom and, if and for so long as this is the case, the statements made here will not apply to the Company.
Withholding Tax
For so long as Clarivate is subject to a zero tax rating, or is not deemed to be resident for tax purposes in Jersey, no withholding in respect of Jersey taxation will be required on payments in respect of the convertible preferred shares and ordinary shares to any holder of the convertible preferred shares or ordinary shares not resident in Jersey.
Stamp Duty
In Jersey, no stamp duty is levied on the issue or transfer of the convertible preferred shares and ordinary shares except that stamp duty is payable on Jersey grants of probate and letters of administration, which will generally be required to transfer convertible preferred shares and ordinary shares on the death of a holder of such convertible preferred shares or ordinary shares if such holder was entered as the holder of the shares on the register maintained in Jersey. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situated in respect of a holder of convertible preferred shares or ordinary shares domiciled in Jersey, or situated in Jersey in respect of a holder of convertible preferred shares or ordinary shares domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75% on the value of an estate up to a maximum stamp duty charge of £100,000. The rules for joint holders through a nominee are different and advice relating to this form of holding should be obtained from a professional advisor.
Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there otherwise estate duties.

Goods and Services Tax
Pursuant to the Goods and Services Tax (Jersey) Law 2007 (“GST Law”), a tax rate which is currently 5% applies to the supply of goods and services, unless the supply is regarded as exempt or zero rated, or the relevant supplier or recipient of such goods and services is registered as an “international services entity.”
A company must register for GST if its turnover is greater than £300,000 in any 12 month period, and will then need to charge GST to its customers. Companies can also choose to register voluntarily.
A company may apply to be registered as an International Services Entity (“ISE”) if it mainly serves non-Jersey residents. By virtue of a company being an ISE, it will not have to register for GST, will not charge GST on its supplies, and will not be charged GST on its purchases.
The Company will be an ISE within the meaning of the GST Law, as it satisfies the requirements of the Goods and Services Tax (International Services Entities) (Jersey) Regulations 2008, as amended. As long as it continues to be such an entity, a supply of goods or of a service made by or to Clarivate shall not be a taxable supply for the purposes of the GST Law.
Substance Legislation
With effect from January 1, 2019, Jersey has implemented legislation designed to ensure that companies carrying on certain activities have adequate substance on the island. Broadly, the legislation applies to holding companies which are resident for tax purposes on the island. As discussed above at ‘Company Residence,’ it is intended that the company is tax resident in the United Kingdom and, if and for so long as this is the case, the legislation will not apply to Clarivate.
Certain United Kingdom Tax Considerations
The following statements are of a general nature and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding, disposing and conversion into ordinary shares of Clarivate’s convertible preferred shares. They are based on current UK tax law and on the current published practice of Her Majesty’s Revenue and Customs (“HMRC”) (which may not be binding on HMRC), as of the date of this prospectus supplement, all of which are subject to change, possibly with retrospective effect. They are intended to address only certain United Kingdom tax consequences for holders of Clarivate’s convertible preferred shares who are not tax resident in the United Kingdom and who are the absolute beneficial owners of Clarivate’s convertible preferred shares and any dividends paid on them and who hold Clarivate’s convertible preferred shares as investments (other than in an individual savings account or a self-invested personal pension). The statements do not apply to any shareholder who either directly or indirectly holds or controls 10% or more of the Company’s share capital (or class thereof), voting power or profits.
The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, Clarivate’s convertible preferred shares.
Accordingly, prospective subscribers for, or purchasers of, Clarivate’s convertible preferred shares who are in any doubt as to their tax position regarding the acquisition, ownership or disposition of Clarivate’s convertible preferred shares should consult their own tax advisors.
It is the intention of the directors of Clarivate to conduct the affairs of Clarivate so that the central management and control of Clarivate is exercised in the United Kingdom for UK tax purposes. As a result, Clarivate is expected to conduct its affairs so that it is treated as resident in the United Kingdom for UK tax purposes. Accordingly, Clarivate is expected to be subject to UK tax on its worldwide income and gains, except where an exemption or relief applies.
It is not intended that Clarivate will be treated as a dual resident company for UK tax purposes, however, if it were to be so treated, Clarivate’s right to claim certain reliefs from UK tax may be restricted, and changes in law or practice in the United Kingdom could result in the imposition of further restrictions on Clarivate’s right to claim UK tax reliefs.

Taxation of dividends
Withholding tax
Clarivate will not be required to withhold UK tax at source when paying dividends (whether paid in cash or by delivery of ordinary shares).
Income tax
An individual holder of Clarivate’s convertible preferred shares who is not resident for tax purposes in the UK should not be chargeable to UK income tax on dividends received from Clarivate (whether paid in cash or by delivery of ordinary shares), unless he or she carries on (whether solely or in partnership) any trade, profession, or vocation in the UK through a branch or agency in the UK to which their convertible preferred shares are attributable. There are certain exceptions for trading in the UK through independent agents, such as some brokers and investment managers.
Corporation tax
Corporate holders of Clarivate’s convertible preferred shares which are not resident in the United Kingdom and which are not carrying on a trade in the United Kingdom through a permanent establishment in connection with which Clarivate’s convertible preferred shares are used or held or acquired will not generally be subject to UK corporation tax on dividends.
A holder of Clarivate’s convertible preferred shares who is resident outside the United Kingdom may be subject to non-UK taxation on dividend income under local law.
Taxation of disposals
Non-UK resident shareholders
Holders of Clarivate’s convertible preferred shares who are not resident in the United Kingdom and, in the case of an individual shareholder, not temporarily non-resident, should not be liable for UK tax on capital gains realized on a sale, conversion into ordinary shares, redemption for cash or other disposal of Clarivate’s convertible preferred shares unless (i) such convertible preferred shares are used, held or acquired for the purposes of a trade, profession or vocation carried on in the United Kingdom through a branch or agency or, in the case of a corporate holder of Clarivate’s convertible preferred shares used, held, or acquired for the purposes of a trade carried on in the United Kingdom through a permanent establishment or (ii) where certain conditions are met, Clarivate derives 75% or more of its gross asset value from UK land. Holders of Clarivate’s convertible preferred shares who are not resident in the United Kingdom may be subject to non-UK taxation on any gain under local law.
Generally, an individual holder of Clarivate’s convertible preferred shares who has ceased to be resident in the United Kingdom for UK tax purposes for a period of five years or less and who disposes of Clarivate’s convertible preferred shares during that period may be liable on their return to the United Kingdom to UK taxation on any capital gain realized (subject to any available exemption or relief).
UK Stamp Duty (“stamp duty”) and UK Stamp Duty Reserve Tax (“SDRT”)
The statements in this section are intended as a general guide to the current position relating to stamp duty and SDRT and apply to any holders of Clarivate’s convertible preferred shares irrespective of their place of tax residence.
No stamp duty or SDRT will be payable on the issue of Clarivate’s convertible preferred shares, the delivery of ordinary shares on conversion of Clarivate’s convertible preferred shares or in satisfaction of dividends on Clarivate’s convertible preferred shares, or on redemption for cash of Clarivate’s convertible preferred shares.
Stamp duty will in principle be payable on any instrument of transfer of Clarivate’s convertible preferred shares that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom. An exemption from stamp duty is available on an instrument transferring Clarivate’s convertible preferred shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions in respect of which the aggregate amount or value of the consideration exceeds £1,000. Holders of Clarivate’s convertible preferred shares should be aware that, even where an instrument of transfer is in principle subject to stamp duty, stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership or in litigation in a UK court.
Provided that Clarivate’s convertible preferred shares are not registered in any register maintained in the United Kingdom by or on behalf of us, any agreement to transfer Clarivate’s convertible preferred shares will not be subject to SDRT. Clarivate currently does not intend that any register of its convertible preferred shares will be maintained in the United Kingdom.

UNDERWRITING
Citigroup Global Markets Inc. is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of convertible preferred shares set forth opposite the underwriter’s name.
Underwriter	Number of Convertible Preferred Shares
Citigroup Global Markets Inc.	7,211,539
BofA Securities, Inc.	1,322,116
RBC Capital Markets, LLC	1,057,692
Barclays Capital Inc.	969,551
HSBC Securities (USA) Inc.	969,551
J.P. Morgan Securities LLC	969,551
Total	12,500,000
The underwriting agreement provides that the obligations of the underwriters to purchase the convertible preferred shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the convertible preferred shares (other than those covered by the underwriters’ option to purchase additional convertible preferred shares described below) if they purchase any of the convertible preferred shares.
Convertible preferred shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any convertible preferred shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $1.80 per share. If all the convertible preferred shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
If the underwriters sell more convertible preferred shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,875,000 additional convertible preferred shares at the public offering price less the underwriting discounts and commissions, solely to cover over-allotments. To the extent the option is exercised, each underwriter must purchase a number of additional convertible preferred shares approximately proportionate to that underwriter’s initial purchase commitment. Any convertible preferred shares issued or sold under the option will be issued and sold on the same terms and conditions as the other convertible preferred shares that are the subject of this offering.
We, the members of our board of directors, our executive officers and certain shareholders have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any ordinary shares or any securities convertible into or exchangeable for our ordinary shares, subject to customary exclusions including that we may consummate the concurrent offering and subject to certain other exceptions. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. In addition, for certain of our other shareholders, we have agreed not to waive their lock-up restrictions under our investor rights agreement during the 45-day period following the date of this prospectus supplement. We intend to file a “shelf” registration statement on Form S-3 with the SEC shortly after completion of this offering, but this registration statement, once declared effective, would not be made available under the current terms of the lock-up agreements for the issuance or resale of any securities that are subject to these lock-up agreements while they remain in effect.
We have applied to list the convertible preferred shares on NYSE under the symbol “CLVT PR A.”

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional convertible preferred shares.
	Per Share		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise
Underwriting discounts and commissions paid by the Company	$3.00	$3.00	$37,500,000	$43,125,000
Evercore Group L.L.C. is acting as our financial advisor for the ProQuest acquisition, for which we will pay an advisory fee, and is providing advisory services to us in connection with this offering. We estimate that our total expenses of this offering will be approximately $1.8 million, excluding fees for unrelated advisory services in connection with the ProQuest acquisition.
In connection with the offering, the underwriters may purchase and sell convertible preferred shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional convertible preferred shares and stabilizing purchases.
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Short sales involve secondary market sales by the underwriters of a greater number of convertible preferred shares than they are required to purchase in the offering.

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“Covered” short sales are sales of convertible preferred shares in an amount up to the number of convertible preferred shares represented by the underwriters’ option to purchase additional convertible preferred shares.

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“Naked” short sales are sales of convertible preferred shares in an amount in excess of the number of convertible preferred shares represented by the underwriters’ option to purchase additional convertible preferred shares.

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Covering transactions involve purchases of convertible preferred shares either pursuant to the underwriters’ option to purchase additional convertible preferred shares or in the open market in order to cover short positions.

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To close a naked short position, the underwriters must purchase convertible preferred shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the convertible preferred shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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To close a covered short position, the underwriters must purchase convertible preferred shares in the open market or must exercise the option to purchase additional convertible preferred shares. In determining the source of convertible preferred shares to close the covered short position, the underwriters will consider, among other things, the price of convertible preferred shares available for purchase in the open market as compared to the price at which they may purchase convertible preferred shares through the underwriters’ option to purchase additional convertible preferred shares.

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Stabilizing transactions involve bids to purchase convertible preferred shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the convertible preferred shares. They may also cause the price of the convertible preferred shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Prior to purchasing the convertible preferred shares in this offering and the ordinary shares being sold in the concurrent offering, on June 9, 2021, one of the underwriters for the ordinary share offering purchased, on behalf of the syndicate for the ordinary share offering, 1,500,000 ordinary shares at an average price of $27.25 per share in stabilizing transactions.
Conflicts of Interest
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of some of the underwriters (i) are lenders, and in some cases agents or managers for the lenders, under the credit facilities, (ii) acted as initial purchasers in the October 2019 offering of our secured notes due 2026, (iii) acted as underwriters in multiple offerings of our ordinary shares and (iv) acted as new term lenders under the credit facilities entered into in connection with the acquisitions of DRG and CPA Global. In addition, affiliates of the underwriters have made commitments to provide us with a senior unsecured bridge facility in an aggregate amount of up to $4.0 billion in connection with the ProQuest acquisition. The aggregate commitments for the senior unsecured bridge facility will be permanently reduced dollar-for-dollar by the net proceeds of this offering and the concurrent offering. Finally, the underwriters and/or certain of their affiliates are also acting as underwriters under the concurrent offering. For the transactions described above, the underwriters and/or their affiliates, have received, or may in the future receive, customary fees and commissions. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, certain of the underwriters and/or certain of their affiliates are also acting as underwriters under the concurrent offering, and will receive customary fees and expenses in connection therewith.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Notice to Prospective Investors in the European Economic Area
Neither this prospectus nor any applicable free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any applicable free writing prospectus has been prepared on the basis that any offer of the convertible preferred shares in any Member State of the European Economic Area (each, a “Relevant State”) will not be made to the public in that Relevant State and will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the convertible preferred shares. Accordingly, any person making or intending to make an offer in that Relevant State of the convertible preferred shares which are the subject of the offering contemplated in this prospectus or any applicable free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of the convertible preferred shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In relation to each Relevant State, no offer of the convertible preferred shares which are the subject of the offering contemplated by this prospectus or any applicable free writing prospectus to the public may be made in that Relevant State other than:
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to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant representatives nominated by us for any such offer; or

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in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the convertible preferred shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any convertible preferred shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the convertible preferred shares to be offered so as to enable an investor to decide to purchase or subscribe for the convertible preferred shares.
Notice to Prospective Investors in the United Kingdom
Neither this prospectus nor any applicable free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus and any applicable free writing prospectus has been prepared on the basis that any offer of the convertible preferred shares in the United Kingdom will not be made to the public in the United Kingdom and will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the convertible preferred shares. Accordingly, any person making or intending to make an offer in the United Kingdom of the convertible preferred shares which are the subject of the offering contemplated in this prospectus or any applicable free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to the UK Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of the convertible preferred shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In relation to the United Kingdom, no offer of the convertible preferred shares which are the subject of the offering contemplated by this prospectus or any applicable free writing prospectus to the public may be made in the United Kingdom other than either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the convertible preferred shares may be offered to the public in the United Kingdom at any time:
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to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

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to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant representatives nominated by us for any such offer; or

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in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”), provided that no such offer of the convertible preferred shares shall require us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the convertible preferred shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any convertible preferred shares to be offered so as to enable an investor to decide to purchase or subscribe for any convertible preferred shares.
Furthermore, this prospectus has not been approved by an authorized person in the United Kingdom and is for distribution only to persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments (being investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (iii) are persons falling within Article 43(2) of the Financial Promotion Order, (iv) are persons falling within Article 49(2)(a) to (d) (inter alios, high net worth companies or unincorporated associations) of the Financial Promotion Order, or (v) are persons to whom an invitation or inducement to engage in investment activity within the meaning of section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. No part of this prospectus should be published, reproduced, distributed or otherwise made available in whole or in part to any other person.
Notice to Prospective Investors in Canada
Our convertible preferred shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our convertible preferred shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or
NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the convertible preferred shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The convertible preferred shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the convertible preferred shares has been or will be:
•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the convertible preferred shares to the public in France.

Such offers, sales and distributions will be made in France only:
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The convertible preferred shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
Our convertible preferred shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our convertible preferred shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our convertible preferred shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The convertible preferred shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, by the Monetary Authority of Singapore, and the offer of our convertible preferred shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, our convertible preferred shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our convertible preferred shares have not been circulated or distributed, nor will they be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA, or an Institutional Investor, pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA, or an Accredited Investor, or other relevant person as defined in Section 275(2) of the SFA, or a Relevant Person, and

pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where our convertible preferred shares are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person, which is:
a)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

b)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired our convertible preferred shares except:
a)
to an Institutional Investor, an Accredited Investor or a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

b)
where no consideration is or will be given for the transfer;

c)
where the transfer is by operation of law; or

d)
as specified in Section 276(7) of the SFA.

Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the convertible preferred shares are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF SECURITIES
Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP and Skadden, Arps, Slate, Meagher & Flom, LLP. The validity of the convertible preferred shares offered in this offering and other legal matters as to Jersey law will be passed upon for us by Ogier (Jersey) LLP, St. Helier, Jersey, Channel Islands.
EXPERTS
The financial statements of Clarivate Plc and its subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains (i) an explanatory paragraph relating to the Company’s restatement of its financial statements as described in Note 28 to the financial statements, (ii) an adverse opinion on the effectiveness of internal control over financial reporting, and (iii) an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the Decision Resources Group, CPA Global, Beijing IncoPat Technology Co. Ltd, and Hamlin IPS. Co., Ltd businesses because they were acquired by the Company in purchase business combinations during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of CPA Global Holdings Limited as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of ProQuest LLC and its subsidiaries as of and for the year ended December 31, 2020, incorporated by reference from Clarivate Plc’s Form 8-K filed with the SEC on June 8, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein, and are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we are required to file or furnish annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at
http://www.sec.gov, from which you can electronically access the information we have filed electronically with the SEC.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)
Our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on May 10, 2021;

(b)
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2021 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K/A for the year ended December 31, 2020);

(c)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 10, 2021;

(d)
Our Current Reports on Form 8-K filed with the SEC on January 19, 2021, April 29, 2021 (excluding any information furnished pursuant to Item 2.02 or the related Item 9.01), May 12, 2021, May 17, 2021 and June 8, 2021 (excluding any information furnished pursuant to Item 7.01 or the related Item 9.01); and

(e)
The description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on May 13, 2019, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Secretary, Clarivate Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, telephone number +44 207 433 4000.

PROSPECTUS
Ordinary Shares Warrants	Preferred Shares Purchase Contracts	Debt Securities Units
Clarivate Plc may from time to time offer ordinary shares, preferred shares, debt securities, warrants, purchase contracts and units. Specific terms of these securities will be provided in supplements to this prospectus.
We have privately placed warrants outstanding. Under their terms, each warrant entitles the holder to purchase one ordinary share. Exercising warrantholders may use this prospectus to offer and sell ordinary shares received upon exercise.
This prospectus may also be used by affiliates of Onex Partners Advisor LP (“Onex”) and a fund affiliated with Baring Private Equity Asia Pte Ltd (“Baring”) to offer and sell ordinary shares acquired by them in connection with our May 2019 merger with Churchill Capital Corp, and may also be used by certain other shareholders who received shares and options in connection with the merger.
In our agreement to acquire Decision Resources Group, which closed on February 28, 2020, we undertook to issue ordinary shares on March 1, 2021 to Piramal Enterprises Limited as partial consideration for the acquisition. Piramal Enterprises Limited may use this prospectus to offer and sell such ordinary shares.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CCC.” On June 18, 2020, the last reported sale price of our ordinary shares on NYSE was $22.50.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3 of our annual report on Form 10-K for the year ended December 31, 2019 and page 49 of our quarterly report on Form 10-Q for the quarter ended March 31, 2020, and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, each of which is incorporated by reference herein, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated by reference herein.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 1, 2020

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

i

THE COMPANY
We are a leading global information services and analytics company serving the scientific research, intellectual property and life sciences end-markets. We provide structured information and analytics to facilitate the discovery, protection and commercialization of scientific research, innovations and brands.
Clarivate Plc is organized under the laws of Jersey, Channel Islands. We were initially registered on January 7, 2019, and at our 2020 annual general meeting, our shareholders approved a change of our corporate name from “Clarivate Analytics Plc” to “Clarivate Plc”. Our registered office is located at 4th Floor, St Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our principal business offices are located at Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, where our main telephone number is +44 207 433 4000. We maintain a website at www.clarivate.com. The information contained in or accessible through our website is not incorporated by reference in, and should not be considered part of, this prospectus.
The terms “Clarivate,” the “Company,” “we,” “us” and “our” refer to Clarivate Plc.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
In connection with any issuance of securities described herein, we may be required to obtain the prior consent of the Jersey Financial Services Commission.
WHERE YOU CAN FIND MORE INFORMATION
We currently qualify as a foreign private issuer under the rules of the SEC. We currently anticipate that we will retain this status until at least December 31, 2020. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. Despite our status as a foreign private issuer, we voluntarily provide our periodic and current reports pursuant to the forms of the Exchange Act required for U.S. domestic issuers, and file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website at http://www.sec.gov, from which you can electronically access the information we have filed electronically with the SEC.
We do not expect to fully transition to complying with all requirements applicable to U.S. domestic issuers until such time as we no longer qualify as a foreign private issuer. In particular, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)
Annual report on Form 10-K for the year ended December 31, 2019;

(b)
Quarterly report on Form 10-Q for the quarter ended March 31, 2020; and

(c)
Current reports on Form 6-K filed on January 17, 2020 and February 27, 2020 (but not the information referenced under “No Incorporation by Reference” therein), and Current reports on Form 8-K filed on March 2, 2020 (as amended by a Form 8-K filed on May 14, 2020), April 10, 2020 (including the information furnished pursuant to Item 7.01 and the related exhibits furnished pursuant to Item 9.01 thereof), May 8, 2020 and June 19, 2020.

You may request a copy of these filings at no cost, by writing or telephoning the office of the Secretary, Clarivate Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, telephone number +44 207 433 4000.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference herein) includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
•
our ability to make, consummate and integrate acquisitions, including the DRG acquisition, and realize any expected benefits or effects of any acquisitions or the timing, final purchase price, costs associated with achieving synergies or integration or consummation of any acquisitions, including the DRG acquisition;

•
our ability to compete in the highly competitive markets in which we operate, and potential adverse effects of this competition;

•
our ability to maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements;

•
our ability to achieve all expected benefits from the items reflected in the adjustments included in Standalone Adjusted EBITDA, a non-GAAP measure;

•
our ability to achieve operational cost improvements and other anticipated benefits of our merger with Churchill Capital Corp in 2019;

•
our dependence on third parties, including public sources, for data, information and other services;

•
increased accessibility to free or relatively inexpensive information sources;

•
our ability to maintain high annual revenue renewal rates as recurring subscription-based arrangements generate a significant percentage of our revenues;

•
any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;

•
our reliance on our own and third-party telecommunications, data centers and network systems, as well as the Internet;

•
potential adverse tax consequences resulting from the international scope of our operations, corporate structure and financing structure;

•
increased risks resulting from our international operations, including from pandemics such as the COVID-19 global public health crisis;

•
our ability to comply with various trade restrictions, such as sanctions and export controls, resulting from our international operations;

•
our ability to comply with the anti-corruption laws of the United States and various international jurisdictions;

•
the United Kingdom’s withdrawal from the EU;

•
government and agency demand for our products and services and our ability to comply with government contracting regulations;

•
changes in legislation and regulation, which may impact how we provide products and services and how we collect and use information, particularly relating to the use of personal data;

•
actions by governments that restrict access to our platform in their countries;

•
potential intellectual property infringement claims;

•
our ability to operate in a litigious environment;

•
our potential need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets;

•
our ability to make timely and accurate financial disclosure and maintain effective systems of internal controls;

•
our substantial indebtedness, which could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness; and

•
other factors beyond our control, including the impact from COVID-19.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, in our annual report on Form 10-K for the year ended December 31, 2019, in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, as well as in any updates to those risk factors in our annual reports on Form 10-K and quarterly reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.
We will not receive any proceeds from the sale of ordinary shares by any selling shareholder hereunder.
DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of the share capital of Clarivate is qualified by reference to Clarivate’s articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
General
Clarivate is a Jersey, Channel Islands public company with limited liability. Its affairs are governed by the articles of association and the Jersey Companies Law. Clarivate’s register of members is kept by Vistra (Jersey) Limited at 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our registered office is 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our secretary is Stephen Hartman of Friars House, 160 Blackfriars Road, London, SE1 8EZ, United Kingdom.
Our authorized share capital is an unlimited number of no par value shares of any class. As of June 18, 2020, there were 387,333,435 ordinary shares issued and outstanding. No preferred shares have been issued.
Description of Shares
General
All of the issued and outstanding ordinary shares of Clarivate are fully paid and non-assessable. Certificates representing the outstanding ordinary shares of Clarivate are generally not issued (unless required to be issued pursuant to the articles of association) and legal title to the issued shares is recorded in registered form in the register of members. Holders of ordinary shares of Clarivate have no pre-emptive, subscription, redemption or conversion rights.
The board of directors may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares will have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the board of directors. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of ordinary shares are entitled to such dividends as may be declared by the board of directors of Clarivate, subject to the Jersey Companies Law and the articles of association. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of Clarivate lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions that are declared will be distributed among the holders of ordinary shares on a pro rata basis.
Voting Rights
Each ordinary share entitles the holder to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by way of poll.
In determining the number of votes cast for or against a proposal or a nominee, ordinary shares abstaining from voting on any resolution and votes by a broker that have not been directed by the beneficial owner to vote on any resolution in any particular manner will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.
A quorum required for a meeting of shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital in issue (provided that the minimum quorum for any meeting shall be two shareholders entitled to vote).
An ordinary resolution of the shareholders requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting.
A special resolution is required for important matters such as an alteration of capital, removal of director for cause, merger or consolidation of Clarivate, change of name or making changes to the articles of association or the voluntary winding up of Clarivate.
Variation of Rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares. The rights conferred upon the holders of ordinary shares shall be deemed not to be varied by the conversion and redemption of ordinary shares in accordance with the articles of association or any purchase or redemption by the Company of its own shares.
Transfer of Ordinary Shares
Any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the NYSE, as the designated stock exchange under the articles of association, or as otherwise approved by the board of directors.
In addition, the articles of association prohibit the transfer of shares of Clarivate in breach of the rules or regulations of the NYSE or any relevant securities laws (including the Exchange Act).
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares of Clarivate shall be distributed among the holders of the ordinary shares of Clarivate on a pro rata basis.
Share Repurchases
We may purchase our own ordinary shares on a stock exchange if approved by a special resolution of shareholders. At our 2020 annual general meeting, shareholders granted approval for us to conduct open-market purchases of up to 50 million ordinary shares on or prior to May 6, 2025, as approved by the board of directors.

We may also purchase our own ordinary shares in privately negotiated transactions if approved by both a special resolution of shareholders, as well as by an ordinary resolution in which votes of the selling shareholders are excluded. At our 2020 annual general meeting, shareholders granted approval for us to purchase up to 50 million ordinary shares on or prior to May 6, 2025, as approved by the board of directors, from Onex and Baring.
In addition, our articles of association permit our board of directors to make redeemable any ordinary shares that we wish to repurchase with the consent of the selling shareholder, and thus effectively allow our board of directors to authorize share repurchases without shareholder approval.
We may not buy back or redeem any ordinary shares unless the directors who authorize the buyback or redemption have made a statutory solvency determination that, immediately following the date on which the buyback or redemption is proposed, we will be able to continue to carry on business and discharge our liabilities as they fall due for the 12 months immediately afterward.
Directors
Appointment and Removal
The management of Clarivate is vested in its board of directors. The articles of association provide that there shall be a board of directors consisting of no fewer than two and no greater than fourteen directors, unless increased or decreased from time to time by the board of directors or by shareholders in a general meeting. Currently, the board consists of eleven directors. So long as shares of Clarivate are listed on the NYSE, the board of directors of Clarivate shall include such number of “independent directors” as the relevant rules applicable to the listing of such shares on the NYSE require.
The directors are divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire board of directors. At each succeeding annual general meeting, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting.
In the event of any change in the number of directors, the board of directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. The board of directors may, in its discretion, reallocate any director to another class in connection with such a change in the number of directors; provided that no decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.
The directors of Clarivate shall ensure that any individual nominated pursuant to the articles of association, the Director Nomination Agreement and the Shareholders Agreement (each of which is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2019) shall be nominated for election as a director at the next general meeting of Clarivate. In respect of any position on the board of directors that is not entitled to be nominated pursuant to the articles of association, the Director Nomination Agreement or the Shareholders Agreement, the directors shall have the right to nominate an individual for election as a director at the next general meeting of Clarivate. In both cases, such individual shall be appointed if approved by ordinary resolution at such general meeting. If a vacancy arises on the board of directors, the directors may fill such vacancy in accordance with the terms of the articles of association, the Director Nomination Agreement, the Shareholders Agreement, applicable law and the listing rules of the NYSE.
A director may be removed from office by the holders of ordinary shares by special resolution only for “cause” (as defined in the articles of association). In addition, a director may be removed from office by the board of directors by resolution made by the board of directors for “cause.”
The appointment and removal of directors is subject to the applicable rules of the NYSE and to the provisions of the Director Nomination Agreement and the Shareholders’ Agreement.

The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Clarivate are set out in the articles of association.
Indemnification of Directors and Officers
To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Alternate Directors
Any director (other than an alternate director) may appoint any other person, including another director, to act in his or her place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. A director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors.
An appointed and acting alternate director shall (a) attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present; (b) sign any written resolution of the directors or a committee of the directors circulated for written consent; and (c) generally perform all the functions of the appointing director in his or her absence. An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.
A director who is also an alternate director shall be entitled to a separate vote for each director for whom he or she acts as alternate in addition to his or her own vote. Except as provided in the Company’s articles of association, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the director appointing him or her.
Exclusive Forum
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Island of Jersey are the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or the articles of association or (iv) any action asserting a claim governed by the internal affairs doctrine.
Shareholder Proposals
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the articles of association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the articles of association, which are summarized below. Please see our articles of association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The articles of association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
For matters other than for the nomination for election of a director to be made by a shareholder, to be timely such shareholder’s notice shall be delivered to the Company at its principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual general meeting. However, if the Company’s annual general meeting occurs on a date more than 30 days earlier or later than the Company’s prior year’s annual general meeting, then the directors will determine a date a reasonable period prior to the Company’s annual general meeting by which date the shareholder’s notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least 14 days prior to the date set by the directors.
To be in proper written form, a shareholder’s notice to the Company must set forth as to such matter such shareholder proposes to bring before the annual general meeting:
•
a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•
the name and address, as they appear on the Company’s Register of shareholders, of the shareholder proposing such business and any Associated Person (as defined below);

•
the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

•
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;

•
any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

•
a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

An Associated Person of any shareholder includes:
•
any affiliate (as defined in the articles) of, or person acting in concert with, such shareholder,

•
any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made and

•
any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s Nomination of a Director
The articles of association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
Subject to the Shareholders Agreement and the Director Nomination Agreement, for a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), such shareholder must:

•
be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the articles of association and the record date for the determination of shareholders entitled to vote at such annual general meeting,

•
on each such date beneficially own more than 15% of the issued ordinary shares and

•
have given timely notice thereof in proper written form to the Secretary of the Company.

If a shareholder is entitled to vote only for a specific class or category of Directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.
To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
•
as to each nominating shareholder:

•
the information about the shareholder and its Associated Persons; and

•
any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•
as to each person whom the shareholder proposes to nominate for election as a director:

•
all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

•
the principal occupation or employment of the person;

•
all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•
a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.
Description of Warrants
As of June 18, 2020, we had 18,300,000 warrants outstanding. Each warrant is exercisable for $11.50 in cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The warrants will expire on May 13, 2024 and may not be exercised thereafter.

Holders do not have the rights or privileges of holders of ordinary shares of Clarivate or any voting rights until they exercise their public warrants and receive ordinary shares.
Holders may elect to be subject to a restriction on the exercise of their warrants such that an electing holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the ordinary shares outstanding.
The exercise price and number of ordinary shares issuable on exercise of the warrants shall be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or Clarivate’s recapitalization, reorganization, merger or consolidation.
No fractional shares will be issued upon exercise of warrants. If, upon exercise of warrants, a holder would be entitled to receive a fractional interest in a share, Clarivate will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.
Other Jersey, Channel Islands Law Considerations
Mandatory Purchases and Acquisitions
The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of Clarivate’s outstanding ordinary shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding ordinary shares, that person is then entitled (and may be required) to acquire the remaining ordinary shares. In such circumstances, a holder of any such remaining ordinary shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s ordinary shares or that the person purchase the holder’s ordinary shares on terms different to those under which the person made such offer.
Clarivate is not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of Clarivate’s remaining ordinary shares on the same terms as such shareholder’s prior purchase.
Compromises and Arrangements
Where Clarivate and its creditors or shareholders or a class of either of them propose a compromise or arrangement between Clarivate and its creditors or its shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of Clarivate’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon Clarivate and all the creditors, shareholders or members of the specific class of either of them (as applicable).
Whether the capital of Clarivate is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
Jersey Regulatory Matters
The Jersey Financial Services Commission ( “JFSC”) will have given and not withdrawn, its consent under Article 2 or Article 4 of the Control of Borrowing (Jersey) Order 1958 (as applicable) prior to the issuance of securities described in any prospectus supplement. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.

A copy of this prospectus has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, his consent to its circulation.
It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of Clarivate or for the correctness of any statements made, or opinions expressed, with regard to Clarivate. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant, or other financial advisor.
The price of securities and the income from them can fluctuate. Nothing in this prospectus or anything communicated by or on behalf of Clarivate to holders or potential holders of any securities to be issued by Clarivate (or interests in them) is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any such securities (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.
The directors of Clarivate have taken all reasonable care to ensure that the facts stated in this prospectus are true and correct in all material respects, and that there are no other facts or opinions that would make any statement in the prospectus misleading if omitted. All the directors of Clarivate accept responsibility accordingly.
Enforcement of Civil Liabilities
U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of the Jersey, Channel Islands. Some of our directors and officers reside outside of the United States. Substantially all of the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any State in the United States.
We have appointed Vistra USA, LLC, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:
•
the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;

•
the judgment is given on the merits and is final, conclusive and non-appealable;

•
the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

•
the defendant is not immune under the principles of public international law;

•
the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

•
the judgment was not obtained by fraud; and

•
the recognition and enforcement of the judgment is not contrary to public policy in Jersey.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the UK extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the UK and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the UK, Jersey or other territory for whose international relations the UK is responsible or a person conducting business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, Clarivate has been further advised by our legal counsel in Jersey that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.
Material Differences Between Rights of Holders of Clarivate’s Ordinary Shares and Rights of Holders of the Common Stock of Delaware Corporations
Jersey, Channel Islands, companies are governed by the Jersey Companies Law. The Jersey Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Jersey Companies Law applicable to Clarivate and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.
Corporate law issue	Delaware law	Jersey law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.
However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.
Under Delaware corporate law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting.

The Jersey Companies Law does not provide for a shareholder right to put a proposal before the shareholders at the annual general meeting. However, under the Jersey Companies Law, shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may require the directors to call a meeting of shareholders. This must be held as soon as practicable but in any case not later than two months after the date of the deposit of the requisition. The requisition shall state the objects of the meeting.
Pursuant to the articles of association, no business may be transacted at any general meeting, other than business that is either:
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors (or any duly authorized committee thereof) or pursuant to a requisition of meeting by holders of ordinary shares as aforesaid,

Corporate law issue	Delaware law	Jersey law

(b) otherwise properly brought before an annual general meeting by or at the direction of the directors (or any duly authorized committee thereof) or
(c) otherwise properly brought before an annual general meeting by any holder of ordinary shares who (1) is such a holder of record on both (x) the date of the giving of the notice by such holder provided for in the articles of association and (y) the record date for the determination of holders of ordinary shares entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in the articles of association.
Under the Jersey Companies Law, the quorum requirements for shareholders meetings can be prescribed in a company’s articles of association. The Clarivate articles of association provide that holders holding in aggregate not less than a simple majority of all voting share capital of Clarivate in issue present in person or by proxy and entitled to vote shall be a quorum, provided that the minimum quorum for any meeting shall be two holders entitled to vote. See “— Voting rights.”

Interested Shareholders Transactions	The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned more than 15% of the target’s outstanding voting stock within the past	The Jersey Companies Law has no comparable provision. As a result, Clarivate cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Jersey law does not regulate transactions between a company and its significant shareholders, as a general matter, such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Corporate law issue	Delaware law	Jersey law

three years.
This has the effect of limiting the ability of a potential acquirer to make a two tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:
•
either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

•
the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.
A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution of shareholders (requiring a two-thirds majority of the shareholders voting) and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.
Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith

Corporate law issue	Delaware law	Jersey law
would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.
Cumulative Voting
Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.
There are no provisions in relation to cumulative voting under the Jersey Companies Law.
Approval of Corporate Matters by Written Consent
Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. In addition, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation.
All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Under the Company’s articles of association, shareholders may not pass a resolution by written consent.
Business Combinations and Asset Sales	With certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.	The Jersey Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under the Jersey Companies Law requires the directors of the constituent companies to enter into and to

Corporate law issue	Delaware law	Jersey law
approve a written merger agreement (in certain, but not all, circumstances), which must also be authorized by a special resolution of the shareholders of each constituent company (which as noted above requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting (or such higher threshold as may be set out in a company’s articles of association)). See “— Voting rights” above. In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger.

The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of the company’s outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different than those under which the person made such offer.
In addition, where the company and its creditors or shareholders or a class of either of them propose a compromise or arrangement between the

Corporate law issue	Delaware law	Jersey law

company and its creditors or our shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of the company’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon the company and all the creditors, shareholders or members of the specific class of either of them (as applicable). Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court.
The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above, taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
The Jersey Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and act in good faith, for a proper purpose and in the best interests of the company.

Election and Removal of Directors	Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors	As permitted by the Jersey Companies Law and pursuant to the articles of association, directors of Clarivate can be appointed and removed in the manner described in the section headed “— Directors” above.

Corporate law issue	Delaware law	Jersey law
and may be removed with or without cause (or, with respect to a classified board, only with cause unless the certificate of incorporation provides otherwise) by the approval of a majority of the outstanding shares entitled to vote.
Fiduciary Duties of Directors	Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to	Under the Jersey Companies Law, a director of a Jersey company, in exercising the director’s powers and discharging the director’s duties, has a fiduciary duty to act honestly and in good faith with a view to the best interests of the company; and a duty of care to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Customary law is also an important source of law in the area of directors’ duties in Jersey as it expands upon and provides a more detailed understanding of the general duties and obligations of directors. The Jersey courts view English common law as highly persuasive in this area. In summary, the following duties will apply as manifestations of the general fiduciary duty under the Jersey Companies Law: a duty to act in good faith and in what he or she bona fide considers to be the best interests of the company; a duty to exercise powers for a proper purpose; a duty to avoid any actual or potential conflict between his or her own and the company’s interests; and a duty to account for profits and not take personal profit from any opportunities arising from his or her directorship, even if he or she is acting honestly and for the good of the company. However, the articles of association of a company may permit the director to be personally interested in arrangements involving the company (subject to the requirement to have disclosed such interest).

Corporate law issue	Delaware law	Jersey law
	the corporation.	Under the articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with Clarivate must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest; provided that, in exercising any such vote, such director’s duties remain as described above.
Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.
Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.
A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her

The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:
•
incurred in defending any civil or criminal legal proceedings where:

•
the person is either acquitted or receives a judgment in their favor;

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where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

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where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

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incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

Corporate law issue	Delaware law	Jersey law
conduct was unlawful.
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incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or

•
incurred in a case in which the company normally maintains insurance for persons other than directors.

To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.

Variation of Rights of Shares	Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Under Jersey law and the articles of association, if Clarivate’s share capital is divided into more than one class of shares, we may vary the rights attached to any class (i) without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors of Clarivate not to have a material adverse effect upon such rights or (ii) with either the written consent of the holders of two-thirds of the shares of such class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.	In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the

Corporate law issue	Delaware law	Jersey law
Court on the grounds they are unfairly prejudiced by the merger and the Court’s powers extend to specifying terms of acquisition different from those of the offer (which could include terms as to price or form of consideration).
Shareholder Suits	Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at a minimum the shareholder making the application.
Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders. There may be customary personal law actions available to shareholders which would include certain derivate and other actions to bring proceedings against the directors of the company as well as the company.
In principle, Clarivate will normally be the proper plaintiff and a class action or derivative action may not be brought by a minority shareholder. However, a minority shareholder can seek in limited circumstances agreement from the court for special dispensation if the shareholder can show:
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that there are wrongdoers in control of the company;

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those wrongdoers are using their power to prevent anything

Corporate law issue	Delaware law	Jersey law

being done about it;
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the wrongdoing is unconscionable and oppressive; and

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in certain other limited circumstances.

Under our articles of association, unless we consent in writing to the selection of an alternative forum, the courts of the Island of Jersey are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or the articles of association or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits

Inspection of Books and Records	All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Shareholders of Clarivate will have the right under the Jersey Companies Law to inspect Clarivate’s register of shareholders and, provided certain conditions are met, to obtain a copy. Shareholders of Clarivate will also be able to inspect the minutes of any shareholder meetings.
The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge and, in the case of a public company or a company which is a subsidiary of a public company, of any other person on

Corporate law issue	Delaware law	Jersey law
payment of such sum (if any), not exceeding £5, as the company may require.
Amendments of Governing Documents	Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.	The memorandum of association and articles of association of a Jersey company may only be amended by special resolution passed by shareholders in general meeting or by written resolution passed in accordance with its articles of association.
Classified Board
A classified board is permitted under both Delaware corporate law and the Jersey Companies Law.
The Company’s board is comprised of three classes, each serving a three-year term, one class being elected each third year. See “— Directors — Appointment and Removal” above.

Dissolution and Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors.
Under the Jersey Companies Law and the articles of association, Clarivate may be voluntarily dissolved, liquidated or wound up by a special resolution of the shareholders. In addition, a company may be wound up by the courts of Jersey if the court is of the opinion that it is just and equitable to do so or that it is expedient in the public interest to do so.
Alternatively, a creditor with a claim against a Jersey company of not less than £3,000 may apply to the Royal Court of Jersey for the property of that company to be declared en désastre (being the Jersey law equivalent of a declaration of bankruptcy). Such an application may also be made by the Jersey company itself without having to obtain any shareholder approval.

DESCRIPTION OF DEBT SECURITIES
The following description of debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
As used in this “Description of Debt Securities,” the terms “Clarivate,” “we,” “our,” and “us” refer to Clarivate Plc and do not, unless otherwise specified, include our subsidiaries.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:
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the title;

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the aggregate principal amount;

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whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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the price or prices at which the debt securities will be issued;

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the date or dates on which principal is payable;

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the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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the right, if any, to extend the interest payment periods and the duration of the extensions;

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our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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the currency or currencies of payment of principal or interest;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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any provisions for the remarketing of the debt securities;

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if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

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any other specific terms of any debt securities.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity that expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:
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failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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failure to make sinking fund payments when due;

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failure to perform any other covenant for 90 days after notice that performance was required;

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certain events relating to bankruptcy, insolvency or reorganization; or

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any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
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the holder has previously given to the trustee written notice of default and continuance of that default;

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the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Clarivate, the trustee or any other agent of Clarivate or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream”, or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
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we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities;

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evidence the assumption by a successor corporation of our obligations;

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add covenants for the protection of the holders of debt securities;

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add one or more guarantees for the benefit of holders of debt securities;

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cure any ambiguity or correct any inconsistency in the indenture;

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establish the forms or terms of debt securities of any series;

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conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;

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evidence and provide for the acceptance of appointment by a successor trustee;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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make any change that does not materially adversely affect the right of any holder; and

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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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extend the final maturity of any debt security;

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reduce the principal amount or premium, if any;

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reduce the rate or extend the time of payment of interest;

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reduce any amount payable on redemption;

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change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

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reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

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modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

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alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

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impair the right to institute suit for the enforcement of any payment on any debt security when due;

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

•
modify any provisions set forth in this paragraph.

Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of Clarivate, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).
DESCRIPTION OF WARRANTS
For a description of our outstanding warrants, see “Description of Share Capital — Description of Warrants.”
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material United States Federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, preferred shares, warrants to purchase ordinary shares, debt securities, purchase contracts or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS
Onex, Baring, the founders of Churchill Capital Corp and certain other pre-merger shareholders were granted registration rights in connection with the May 2019 closing of our merger with Churchill Capital Corp. In addition, in connection with our February 2020 acquisition of Decision Resources Group, we agreed to provide a registration statement for Piramal Enterprises Limited to use in connection with offers and sales of ordinary shares received from us as partial consideration for such acquisition. We may allow other shareholders to use this registration statement for offers and sales of ordinary shares beneficially owned by them, as well as ordinary shares issuable upon the exercise of private warrants beneficially owned by them, in each case as of June 18, 2020.
The following table and accompanying footnotes present information relating to the beneficial ownership of our ordinary shares by the selling shareholders. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and the information below is not necessarily indicative of beneficial ownership for any other purpose. For certain of the selling shareholders, the number of shares being registered (and presented in the table as beneficially owned) also includes shares underlying options held by each such shareholder that will not vest within 60 days of June 18, 2020.
The percentages of beneficial ownership in the table below are calculated based on 387,333,435 ordinary shares outstanding as of June 18, 2020.
Unless otherwise indicated, the business address of each of the selling shareholders is c/o Clarivate Plc, Friars House, 160 Blackfriars Road, London, SE1 8EZ, United Kingdom.

Beneficial Owner	Shares Beneficially Owned Prior to Offerings Under this Prospectus
	Number	Percent
Onex(1)	71,418,266	18.4%
Baring(2)	27,773,769	7.2%
Michael Klein(3)	19,660,842	5.1%
Jerre Stead(4)	13,232,764	3.4%
Sheryl von Blucher(5)	3,556,684	*
Piramal Enterprises Limited(6)	2,895,638	*
Martin Broughton(7)	532,279	*
Balakrishnan S. Iyer(8)	532,279	*
Karen G. Mills(9)	532,279	*
Richard Hanks(10)	432,348	*
Jeff Roy(11)	413,587	*
Mukhtar Ahmed(12)	396,409	*
Stephen Hartman(13)	342,231	*
Magnetar Capital Partners LP(14)	212,174	*
David Friedman	100,000	*
Christine Archbold(15)	81,926	*
Clifford Smith	55,000	*
Jane Okun Bomba	50,000	*
Charles Neral	26,427	*
Stephen Green	25,000	*
Biao Wang	23,783	*
David Lee Kachalko	21,000	*
Benjamin Kaube	13,997	*
Andrew Wright	13,214	*
Ronda Sue Majure	13,214	*
Jan-Eric Reichelt	8,997	*
Heather Matzke-Hamlin	7,500	*
Kathy Heller	6,665	*
Francis Paleno	6,607	*
Jeffrey Huntsman	6,607	*
Jeffrey Mastendino	5,307	*
Nikola Vujic	4,000	*
Yasemin Agatan	3,607	*

*
Less than one percent of total ordinary shares outstanding.

(1)
Includes: (i) 26,454,617 ordinary shares held by Onex Partners IV LP, (ii) 1,307,836 ordinary shares held by Onex Partners IV PV LP, (iii) 183,130 ordinary shares held by Onex Partners IV Select LP, (iv) 756,574 ordinary shares held by Onex Partners IV GP LP, (v) 974,797 ordinary shares held by Onex US Principals LP, (vi) 24,697,644 ordinary shares held by Onex Partners Holdings LLC, (vii) 1,563,583 ordinary shares held by New PCO II Investment Ltd. and (viii) 15,480,085 ordinary shares held by Onex Camelot Co-Invest LP. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the ordinary shares held by (a) Onex Partners IV LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV LP, (b) Onex Partners IV PV LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV PV LP, (c) Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP LLC, the general partner of Onex Partners IV Select LP, (d) Onex Partners IV GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, (e) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (f) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings Subco III LLC, which in turn owns all of the equity of Onex Partners Holdings LLC, (g) New PCO II Investment Ltd., through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., and (h) Onex Camelot Co-Invest LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Camelot Co-Invest LP. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the ordinary shares beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.
(2)
The Baring Asia Private Equity Fund VI, L.P.1 (“Fund VI1”) and The Baring Asia Private Equity Fund VI, L.P.2 (“FundVI2”) and certain affiliates indirectly hold approximately 27,773,769 ordinary shares. The general partner of Fund VI1 and Fund VI2 is Baring Private Equity Asia GP VI, L.P. (“Fund VI GP”). The general partner of Fund VI GP is Baring Private Equity Asia GP VI Limited (“Fund VI Limited”). As the sole shareholder of Fund VI Limited, Jean Eric Salata may be deemed to have voting and dispositive power with respect to the shares beneficially owned by Fund VI and Fund VI2 and their affiliates, but disclaims beneficial ownership of such shares. The address of Fund VI GP, Fund VI Limited, and Jean Eric Salata is c/o Maples Corporate Services Limited, 390 GT Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands.

(3)
Includes (i) 282,500 ordinary shares held by Mr. Klein, (ii) 5,655,738 ordinary shares held by Garden State Capital Partners LLC, (iii) 3,695,778 ordinary shares held by M. Klein Associates, Inc. and (iv) 4,026,826 ordinary shares and 6,000,000 ordinary shares issuable upon the exercise of warrants held by M. Klein Associates, Inc. and Garden State, respectively. Mr. Klein holds an equity interest in and is the managing member of Garden State Capital Partners LLC and is the sole stockholder of M. Klein Associates, Inc. In such capacities, Mr. Klein is deemed to have voting and investment power over these shares. The address of Garden State Capital Partners LLC and M. Klein Associates, Inc. is 640 Fifth Avenue, 12th Floor, New York, NY 10019.

(4)
Includes (i) 4,267,764 ordinary shares held by Mr. Stead, (ii) 1,000,000 ordinary shares held by JMJS Group-II, LP, an affiliate of Mr. Stead, (iii) 1,000,000 ordinary shares held by Mr. Stead issuable upon the exercise of options and (iv) 6,965,000 ordinary shares issuable upon the exercise of warrants held by Mr. Stead.

(5)
Includes (i) 3,282,684 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by Ms. von Blucher.

(6)
Assumes that the maximum number of shares eligible to be issued to Piramal Enterprises Limited on March 1, 2021 have been issued. The address of Piramal Enterprises Limited is Piramal Ananta, Agastya Corporate Park, Opposite Fire Brigade, Kamani Junction, LBS Marg, Kurla (West), Mumbai 400070, Maharashtra, India.

(7)
Includes (i) 258,279 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by Mr. Broughton.

(8)
Includes (i) 258,279 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by the Iyer Family Trust dated 1/25/2001. Mr. Iyer, as trustee, has voting and investment power over these shares.

(9)
Includes (i) 129,140 ordinary shares held by Mills Family I, LLC, (ii) 129,139 ordinary shares held by K&BM LP, (iii) 137,000 ordinary shares issuable upon the exercise of warrants held by Mills Family I, LLC and (iv) 137,000 ordinary shares issuable upon the exercise of warrants held by K&BM LP. Ms. Mills is the managing member of Mills Family I, LLC and the general partner of K&BM LP, and in such capacities has voting and investment power over the shares held by such entities.

(10)
Includes 432,348 ordinary shares issuable upon exercise of unvested options held by Mr. Hanks.

(11)
Includes (i) 219,349 ordinary shares issuable upon exercise of unvested options, (ii) 109,672 ordinary shares underlying vested options or options vesting within 60 days of June 19, 2020 and (iii) 84,566 ordinary shares issuable upon exercise of vested options held by Mr. Roy.

(12)
Includes 396,409 ordinary shares issuable upon exercise of unvested options held by Mr. Ahmed.

(13)
Includes 342,231 ordinary shares issuable upon exercise of unvested options held by Mr. Hartman.

(14)
Includes (i) 158,852 ordinary shares issuable upon the exercise of warrants held by Magnetar Constellation Master Fund Ltd., (ii) 23,935 ordinary shares issuable upon the exercise of warrants held by Magnetar Structured Credit Fund LP and (iii) 29,387 ordinary shares issuable upon the exercise of warrants held by Magnetar Xing He Master Fund Ltd. Beneficial ownership of these warrants is shared with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz, whose address is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.

(15)
Includes 81,926 ordinary shares issuable upon exercise of unvested options held by Ms. Archbold.

VALIDITY OF SECURITIES
Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the ordinary shares and other legal matters as to Jersey law will be passed upon for us by Ogier (Jersey) LLP, St. Helier, Jersey, Channel Islands.
EXPERTS
The financial statements of Clarivate Analytics Plc incorporated in this prospectus by reference to the Annual Report on Form 10-K of Clarivate Analytics Plc for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
In addition, the financial statements of Decision Resources Group as of December 31, 2019 and December 31, 2018 incorporated in this prospectus by reference to Clarivate’s Current Report on Form 8-K filed on May 14, 2020, have been so incorporated in reliance on the report of KNAV P.A., an independent auditor, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES
Clarivate is a public limited company incorporated under the laws of Jersey, Channel Islands. Some of Clarivate’s directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the United States. A substantial portion of Clarivate’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Clarivate or those persons or to enforce against Clarivate or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Jersey. See “Description of Share Capital — Enforcement of Civil Liabilities.”

12,500,000 Shares
5.25% Series A Mandatory Convertible Preferred Shares
Sole Global Coordinator and Joint Book-Running Manager
Citigroup
Joint Book-Running Managers
BofA Securities RBC Capital Markets
Barclays	HSBC	J.P. Morgan
Financial Advisor to Clarivate
Evercore Partners
June 9, 2021